                              DOW JONES & COMPANY, INC.



                         -----------------------------------
                         -----------------------------------


                                    $400,000,000

                             REVOLVING CREDIT AGREEMENT


                         -----------------------------------
                         -----------------------------------


                            Dated as of November 16, 1994





                                   CHEMICAL BANK,

                                      as Agent

                                                        Page
                                                        ----
                        TABLE OF CONTENTS
                        -----------------

SECTION 1.  DEFINITIONS. . . . . . . . . . . . . . . . . .  1
    1.1  Defined Terms . . . . . . . . . . . . . . . . . .  1
    1.2  Other Definitional Provisions . . . . . . . . . . 14
SECTION 2.  AMOUNT AND TERMS OF LOAN COMMITMENTS . . . . . 14
    2.1  Revolving Credit Commitments. . . . . . . . . . . 14
    2.2  The Bid Loans . . . . . . . . . . . . . . . . . . 16
    2.3  Type of Revolving Credit Loans. . . . . . . . . . 20
    2.4  Fees. . . . . . . . . . . . . . . . . . . . . . . 20
    2.5  Termination or Reduction of Loan Commitments. . . 21
    2.6  Repayment of Loans. . . . . . . . . . . . . . . . 21
    2.7  Optional Prepayments. . . . . . . . . . . . . . . 21
    2.8  Interest Rate and Payment Dates . . . . . . . . . 22
    2.9  Computation of Interest and Fees. . . . . . . . . 22
    2.10  Inability to Determine Interest Rate . . . . . . 23
    2.11  Pro Rata Borrowings and Payments . . . . . . . . 24
    2.12  Taxes. . . . . . . . . . . . . . . . . . . . . . 25
    2.13  Illegality . . . . . . . . . . . . . . . . . . . 26
    2.14  Requirements of Law. . . . . . . . . . . . . . . 26
    2.15  Indemnity. . . . . . . . . . . . . . . . . . . . 28

SECTION 3.  REPRESENTATIONS AND WARRANTIES . . . . . . . . 28
    3.1  Financial Condition . . . . . . . . . . . . . . . 28
    3.2  No Change . . . . . . . . . . . . . . . . . . . . 29
    3.3  Corporate Existence; Compliance with Law. . . . . 29
    3.4  Corporate Power; Authorization; Enforceable
          Obligations. . . . . . . . . . . . . . . . . . . 29
    3.5  No Legal Bar. . . . . . . . . . . . . . . . . . . 30
    3.6  No Material Litigation. . . . . . . . . . . . . . 30
    3.7  No Default. . . . . . . . . . . . . . . . . . . . 30
    3.8  Ownership of Property; Liens. . . . . . . . . . . 30
    3.9  No Burdensome Restrictions. . . . . . . . . . . . 30
    3.10  Taxes. . . . . . . . . . . . . . . . . . . . . . 30
    3.11  Federal Regulations. . . . . . . . . . . . . . . 31
    3.12  ERISA. . . . . . . . . . . . . . . . . . . . . . 31
    3.13  Investment Company Act . . . . . . . . . . . . . 31
    3.14  Subsidiaries . . . . . . . . . . . . . . . . . . 31
    3.15  Purpose of Loans . . . . . . . . . . . . . . . . 31

SECTION 4.  CONDITIONS PRECEDENT . . . . . . . . . . . . . 32
    4.1  Conditions of Initial Loans . . . . . . . . . . . 32
          (a)  Notes . . . . . . . . . . . . . . . . . . . 32
          (b)  Legal Opinion . . . . . . . . . . . . . . . 32
          (c)  Officers' Certificate . . . . . . . . . . . 32
          (d)  Assistant Secretary's Certificate . . . . . 32
          (e)  Compliance. . . . . . . . . . . . . . . . . 32
          (f)  Existing Credit Agreement . . . . . . . . . 32
          (g)  Additional Matters. . . . . . . . . . . . . 32
    4.2  Conditions to All Loans . . . . . . . . . . . . . 33
          (a)  Representations and Warranties. . . . . . . 33
          (b)  No Default or Event of Default. . . . . . . 33

          (c)  Additional Conditions to Bid Loans. . . . . 33

SECTION 5.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . 33
    5.1  Financial Statements. . . . . . . . . . . . . . . 33
    5.2  Certificates; Other Information . . . . . . . . . 34
    5.3  Payment of Obligations. . . . . . . . . . . . . . 35
    5.4  Conduct of Business and Maintenance of
          Existence. . . . . . . . . . . . . . . . . . . . 35
    5.5  Maintenance of Property; Insurance. . . . . . . . 35
    5.6  Inspection of Property; Books and Records;
          Discussions. . . . . . . . . . . . . . . . . . . 35
    5.7  Notices . . . . . . . . . . . . . . . . . . . . . 36

SECTION 6.  NEGATIVE COVENANTS . . . . . . . . . . . . . . 37
    6.1  Limitation on Liens . . . . . . . . . . . . . . . 37
    6.2  Limitation on Mergers and Sales of Assets . . . . 38
    6.3   Maintenance of Consolidated Net Worth. . . . . . 38
    6.4  Maintenance of Ratio of Consolidated Total
          Liabilities to Consolidated Net Worth. . . . . . 39
    6.5  Maintenance of Ratio of Annualized Consolidated
          Cash Flow. . . . . . . . . . . . . . . . . . . . 39

SECTION 7.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . 39

SECTION 8.  THE AGENT. . . . . . . . . . . . . . . . . . . 41
    8.1  Appointment . . . . . . . . . . . . . . . . . . . 41
    8.2  Delegation of Duties. . . . . . . . . . . . . . . 42
    8.3  Exculpatory Provisions. . . . . . . . . . . . . . 42
    8.4  Reliance by Agent . . . . . . . . . . . . . . . . 42
    8.5  Notice of Default . . . . . . . . . . . . . . . . 43
    8.6  Non-Reliance on Agent; Other Banks and Agency
          Services . . . . . . . . . . . . . . . . . . . . 43
    8.7  Indemnification . . . . . . . . . . . . . . . . . 44
    8.8  Agent in Its Individual Capacity. . . . . . . . . 44
    8.9  Successor Agent . . . . . . . . . . . . . . . . . 44

SECTION 9.  MISCELLANEOUS. . . . . . . . . . . . . . . . . 45
    9.1  Amendments and Waivers. . . . . . . . . . . . . . 45
    9.2  Notices . . . . . . . . . . . . . . . . . . . . . 45
    9.3  No Waiver; Cumulative Remedies. . . . . . . . . . 46
    9.4  Survival of Representations and Warranties. . . . 46
    9.5  Payment of Expenses and Taxes . . . . . . . . . . 46
    9.6  Successors and Assigns; Participations;
          Purchasing Banks . . . . . . . . . . . . . . . . 47
    9.7  Adjustments; Set-off. . . . . . . . . . . . . . . 51
    9.8  Counterparts. . . . . . . . . . . . . . . . . . . 52
    9.9  Governing Law . . . . . . . . . . . . . . . . . . 52
    9.10  Submission To Jurisdiction; Waivers. . . . . . . 52
    9.11  Existing Credit Agreement. . . . . . . . . . . . 53

          REVOLVING CREDIT AGREEMENT, dated as of November 16, 1994, among DOW JONES & COMPANY, INC., a Delaware corporation (the "Company"), the several banks from time to time parties to this
 -------
Agreement (collectively the "Banks"; individually, a "Bank ") and
                             -----                    ----
CHEMICAL BANK, a New York banking corporation, as agent for the Banks hereunder (in such capacity, the "Agent").
                                        -----
          The parties hereto hereby agree as follows:

          SECTION 1.  DEFINITIONS

          1.1  Defined Terms.  As used in this Agreement, the
               -------------
following terms have the following meanings:

          "Absolute Rate Bid Loan Request":  any Bid Loan Request
           ------------------------------
requesting the Bid Loan Banks to offer to make Bid Loans at an absolute rate (as opposed to a rate composed of the Applicable
Index Rate plus (or minus) a margin).

          "Affiliate":  any Person (other than a Subsidiary) which,
           ---------
directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Agency Services":  Chemical Bank Agency Services
           ---------------
Corporation.

          "Aggregate Loans":  at a particular time, the sum of the
           ---------------
then outstanding principal amount of Revolving Credit Loans and Bid
Loans.

          "Agreement":  this Revolving Credit Agreement, as
           ---------
amended, supplemented or modified from time to time.

          "Alternate Base Rate":  at any particular date, the
           -------------------
highest of (a) the Prime Rate, (b) 1/2 of 1% above the rate set forth for such date opposite the caption "Federal Funds (Effective)" in the weekly statistical release designated as "H.15
(519)," or any successor publication, published by the Board of Governors of the Federal Reserve System and (c) the Base C/D Rate in effect on such date plus 1%. "Base CD Rate" shall mean a rate
                                  ------------
per annum equal to the following:

      Three-Month Secondary CD Rate
      -----------------------------
       1.00 - Reserve Percentage  +  Assessment Rate

"Three-Month Secondary CD Rate" shall mean, for any day, the
 -----------------------------
secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the

Board of Governors of the Federal Reserve System, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the rate set forth in clause (b) above or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the rate set forth in clause (b) shall be effective on the effective day of such change in the such rate.

          "Alternate Base Rate Loans":  Revolving Credit Loans at
           -------------------------
such time as they are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

          "Annualized Consolidated Cash Flow":  as at the last day
           ---------------------------------
of any fiscal quarter of the Company the Consolidated Cash Flow for the period of four consecutive fiscal quarters ending on such day.

          "Annualized Consolidated Interest Expense":  as at the
           ----------------------------------------
last day of any fiscal quarter of the Company the Consolidated
Interest Expense for the period of four consecutive fiscal quarters ending on such day.

          "Applicable Facility Fee Percentage":  on any date the
           ----------------------------------
applicable percentage set forth below based upon the Ratings:

          S&P/Moody's Rating                  Facility Fee
          ------------------                  ------------

          Category 1                             .08%
          AA-/AA3 or higher

          Category 2                             .10%
          A+, A, A-/A1, A2, A3

          Category 3                             .15%
          At or below
          BBB+/Baa1
          or unrated

For purposes of the foregoing, (i) if the Ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Facility Fee shall be based on the higher Rating, (ii) if Moody's or S&P shall not have in effect a Rating (other than because such rating agency shall no longer be in the business of rating corporate debt obligations), then such rating agency will be deemed to have established a Rating in Category 3; and (iii) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P) such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Facility Fee Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the non-availability of ratings from such rating agency.

          "Applicable Index Rate":  in respect of any Bid Loan
           ---------------------
requested pursuant to an Index Rate Bid Loan Request, the Eurodollar Rate applicable to the Interest Period for such Bid
Loan.

          "Applicable Margin" shall mean on any date, with respect
           -----------------
to the Loans comprising any Eurodollar Loans, C/D Rate Loans or
Alternate Base Rate Loans, as the case may be, the applicable spread set forth below based on the Ratings:

                                Applicable Margin
                                -----------------
               Alternate                     Certificate
S&P/Moody's    Base Rate      Eurodollar     of Deposit
Rating         Loan Spread    Loan Spread    Loan Spread
- -----------    -----------    -----------    -----------

Category  1
AA-/Aa3            0%           .17%            .295%
or higher

Category  2
A+, A, A-/
A1, A2, A3         0%           .20%            .325%

Category  3
At or below
BBB+/Baa1
or unrated         0%           .25%            .375%


For purposes of the foregoing, (i) if the Ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Applicable Margin shall be based on the higher Rating, (ii) if Moody's or S&P shall not have in effect a Rating (other than because such rating agency shall no longer be in the business of rating corporate debt obligations), then such rating agency will be deemed to have established a Rating in Category 3; and (iii) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P) such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the non-availability of ratings from such rating agency.

          "Assessment Rate":  with respect to each Interest Period
           ---------------
for a C/D Rate Loan, the net annual assessment rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) determined by Chemical Bank to be payable to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in dollars at offices of Chemical Bank in New York City as of the day two (2) Business Days prior to the first day of such Interest Period.

          "Available Loan Commitment":  as to any Bank, at a
           -------------------------
particular time, an amount equal to such Bank's Commitment Percentage multiplied by the difference between (a) the amount of the Loan Commitments at such time and (b) the Aggregate Loans at such time; collectively, as to all the Banks, the "Available Loan
                                                   --------------
Commitments."
- -----------

          "Base Rate":  with respect to each Interest Period for a
           ---------
C/D Rate Loan, the rate of interest determined by the Agent to be (rounded upward to the nearest 1/100 of 1%) the average rate per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by a total of three certificate of deposit dealers of recognized standing selected by the Agent for the purchase at face value from the Agent of its certificates of deposit in an amount comparable to the C/D Rate Loan of the Agent to which such Interest Period applies.

          "Bid Loan":  each Bid Loan made pursuant to subsection
           --------
2.2; the aggregate amount advanced by a Bid Loan Bank pursuant to subsection 2.2 on each Bid Loan Date shall constitute one or more
Bid Loans, as specified by such Bid Loan Bank pursuant to subsection 2.2(b)(vi).

          "Bid Loan Assignees":  as defined in subsection 9.6(c).
           ------------------

          "Bid Loan Assignment":  any assignment by a Bid Loan Bank
           -------------------
to a Bid Loan Assignee of a Bid Loan and related Individual Bid Loan Note; any such Bid Loan Assignment to be registered in the Register must set forth, in respect of the Bid Loan Assignee thereunder, the full name of such Bid Loan Assignee, its address for notices, its lending office address (in each case with telephone, telex and facsimile transmission numbers) and payment instructions for all payments to such Bid Loan Assignee, and must contain an agreement by such Bid Loan Assignee to comply with the provisions of subsection 9.6(c) and subsection 9.6(h) to the same extent as any Bank.

          "Bid Loan Banks":  Banks from time to time offering Bid
           --------------
Loans.

          "Bid Loan Confirmation":  each confirmation by the
           ---------------------
Company of its acceptance of Bid Loan Offers, which Bid Loan Confirmation shall be substantially in the form of Exhibit G and shall be delivered to the Agent in writing, by telex or by facsimile transmission.

          "Bid Loan Date":  each date on which a Bid Loan is made
           -------------
pursuant to subsection 2.2.

          "Bid Loan Notes":  the collective reference to the Grid
           --------------
Bid Loan Notes and the Individual Bid Loan Note; individually, a
"Bid Loan Note."
 -------------

          "Bid Loan Offer":  each offer by a Bid Loan Bank to make
           --------------
Bid Loans pursuant to a Bid Loan Request, which Bid Loan Offer shall contain the information specified in Exhibit F and shall be delivered to the Agent by telephone, immediately confirmed by telex or facsimile transmission.

          "Bid Loan Request":  each request by the Company for Bid
           ----------------
Loan Banks to submit bids to make Bid Loans, which shall contain the information in respect of such requested Bid Loans specified in Exhibit E and shall be delivered to the Agent in writing, by telex or facsimile transmission, or by telephone, immediately confirmed by telex or facsimile transmission.

          "Borrowing Date":  in respect of any Revolving Credit
           --------------
Loan, the date on which such Revolving Credit Loan is made.

          "Business Day":  a day other than a Saturday, Sunday or
           ------------
other day on which commercial banks in New York City are authorized or required by law to close.

          "C/D Rate":  with respect to any Interest Period for C/D
           --------
Rate Loans, a rate per annum equal to the following:

          Base Rate
     -------------------------  +  Assessment Rate
     1.00 - Reserve Percentage

          "C/D Rate Loans":  Revolving Credit Loans hereunder at
           --------------
such time as they are made and/or being maintained at a rate of interest based upon the C/D Rate.

          "Closing Date":  the date on which the conditions in
           ------------
Section 4 are satisfied in full, which shall be a Business Day which is on or before the date of the initial Loans.

          "Code":  the Internal Revenue Code of 1986, as amended
           ----
from time to time.

          "Commitment Percentage":  as to any Bank, the percentage
           ---------------------
of the aggregate Loan Commitments constituted by such Bank's Loan
Commitment, set forth opposite such Bank's name on Schedule I hereto.

          "Commitment Period":  the period from and including the
           -----------------
Closing Date to but not including the Termination Date or such earlier date as the Loan Commitments shall terminate as provided herein.

          "Commitment Transfer Supplement":  a Commitment Transfer
           ------------------------------
Supplement, substantially in the form of Exhibit K.

          "Commonly Controlled Entity":  an entity, whether or not
           --------------------------
incorporated, which is under common control with the Company within the meaning of Section 414(b) or (c) of the Code.

          "Consolidated Cash Flow":  for any period, Consolidated
           ----------------------
Net Income of the Company and its Subsidiaries for such period plus the aggregate amounts deducted in determining such Consolidated Net Income in respect of (i) Consolidated Interest Expense, (ii) amortization expenses, (iii) depreciation expenses and (iv) income taxes for such period, each of clauses (i), (ii), (iii) and (iv) determined in accordance with GAAP, but after deducting in the calculation thereof, income representing equity in the earnings of Affiliates not received in cash or, as the case may be, after restoring thereto deductions representing equity in the losses of Affiliates for which neither Dow Jones nor any of its Subsidiaries is liable.

          "Consolidated Interest Expense":  for any period,
           -----------------------------
interest expense of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income":  for any period, the
           -----------------------
consolidated net income (or deficit) of the Company and its Subsidiaries for such period (taken as a cumulative whole), determined in accordance with GAAP.

          "Consolidated Net Worth":  at a particular date, all
           ----------------------
amounts which would be included under shareholders' equity on a consolidated balance sheet of the Company and its Subsidiaries at such date, determined in accordance with GAAP.

          "Consolidated Total Liabilities":  at a particular date,
           ------------------------------
all items which would, in conformity with GAAP, be classified as liabilities on a consolidated balance sheet of the Company and its Subsidiaries as at such date, but in any event including without any duplication (a) indebtedness arising under acceptance facilities and the face amount of all letters of credit issued for the account of the Company or any Subsidiary and all drafts drawn thereunder, (b) all liabilities secured by any Lien on any property owned by the Company or any Subsidiary even though the Company or such Subsidiary has not assumed or otherwise become liable for the payment thereof and (c) any liability of the Company or any Subsidiary or a Commonly Controlled Entity to a Multiemployer Plan.

          "Contingent Obligation":  as to any Person, any
           ---------------------
obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations ("primary
                                                           -------
obligations") of any other Person (the "primary obligor") in any
- -----------                             ---------------
manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term
                                 --------  -------
Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

          "Contractual Obligation":  as to any Person, any
           ----------------------
provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Default":  any of the events specified in Section 7,
           -------
whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Dollars" and "$":  dollars in lawful currency of the
           -------       -
United States of America.

          "Domestic Dollar Loans":  the collective reference to C/D
           ---------------------
Rate Loans and Alternate Base Rate Loans.

          "Domestic Lending Office":  initially, the office of each
           -----------------------
Bank designated as such in Schedule II; thereafter, such other office of such Bank, if any, located within the United States which shall be making or maintaining Domestic Dollar Loans.

          "ERISA":  the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time.

          "Eurodollar Lending Office":  initially, the office of
           -------------------------
each Bank designated as such in Schedule II; thereafter, such other foreign or domestic office of such Bank, if any, which shall be making or maintaining Eurodollar Loans.

          "Eurodollar Loans":  Revolving Credit Loans at such time
           ----------------
as they are made and/or being maintained at a rate of interest based upon a Eurodollar Rate.

          "Eurodollar Rate":  (a) with respect to each day during
           ---------------
the Interest Period for each Bid Loan made pursuant to an Index Rate Bid Loan Request, the rate per annum (the "LIBO Rate") equal
                                  ---------
to the quotient (rounded upwards to the nearest whole multiple of one sixteenth of one percent) of (i) the rate at which the Eurodollar Lending Office of the Bank which is the Agent is offered Dollar deposits two Working Days prior to the beginning of such Interest Period in the interbank eurodollar market where the foreign currency and exchange operations of such Eurodollar Lending Office are conducted at or about 10:00 A.M., New York City time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of Bid Loans to which such Interest Period applies divided by (ii) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal) of maximum reserve requirements current on the date two Working Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) by a member bank of such System; and (b) with respect to each day during the Interest Period for each Eurodollar Loan, the rate per annum equal to (i) the LIBO Rate for such Interest Period (determined in respect of the rate at which the Eurodollar Lending Office of the Bank which is the Agent is offered Dollar deposits two Working Days prior to the beginning of such Interest Period in an amount comparable to the amount of the Eurodollar Loan of the Agent to be outstanding during such Interest Period), divided by (ii) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal) of maximum reserve requirements current on the date two Working Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) by a member bank of such System.

          "Event of Default":  any of the events specified in
           ----------------
Section 7, provided that any requirement for the giving of notice,
           --------
the lapse of time, or both, or any other condition, event or act has been satisfied.

          "Existing Credit Agreement":  the Revolving Credit
           -------------------------
Agreement among the Company and the banks and other financial institutions party thereto, with Chemical Bank acting as agent, dated as of August 13, 1992, as amended.

          "Facility Fee":  as defined in subsection 2.4;
           ------------
collectively, the "Facility Fees."
                   -------------
          "Financing Lease":  (a) any lease of property, real or
           ---------------
personal, the then present value of the minimum rental commitment under which is required to be capitalized on a consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP, and (b) any other such lease to the extent that the obligations thereunder are capitalized on a balance sheet of the lessee.

          "GAAP":  generally accepted accounting principles in the
           ----
United States of America in effect from time to time.

          "Governmental Authority":  any nation or government, any
           ----------------------
state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Grid Bid Loan Note":  as defined in subsection 2.2(f);
           ------------------
collectively, the "Grid Bid Loan Notes".
                   -------------------

          "Indebtedness":  of a Person, at a particular date, the
           ------------
sum (without duplication) at such date of (a) indebtedness for borrowed money (including, without limitation, any indebtedness provided by any note, bond, debenture or other instrument) or for the deferred purchase price of property or services in respect of which such Person is liable, as obligor, (b) obligations of such Person under Financing Leases and (c) any obligations of such Person in respect of letters of credit, acceptances, or similar obligations issued or created for the account of such Person.

          "Index Rate Bid Loan Request":  any Bid Loan Request
           ---------------------------
requesting the Bid Loan Banks to offer to make Bid Loans at an interest rate equal to the Applicable Index Rate plus (or minus) a margin.

          "Individual Bid Loan Note":  as defined in subsection
           ------------------------
2.2(g).

          "Insolvency":  with respect to any Multiemployer Plan,
           ----------
the condition that such Plan is Insolvent within the meaning of such term as used in Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.
           ---------
          "Interest Payment Date":  (a) as to any Alternate Base
           ---------------------
Rate Loan, the last day of each March, June, September and December, commencing on the first of such days to occur after Alternate Base Rate Loans are made, (b) as to any Eurodollar Loan in respect of which the Company has selected an Interest Period of one, two or three months and any C/D Rate Loan in respect of which the Company has selected an Interest Period of 30, 60 or 90 days, the last day of such Interest Period and (c) as to any Eurodollar Loan and any C/D Rate Loan in respect of which the Company has selected a longer Interest Period than the periods described in clause (b) above, the last day of each March, June, September and December falling within such Interest Period and the last day of such Interest Period.

          "Interest Period":  (a)  with respect to any Eurodollar
           ---------------
Loan, the period commencing on the Borrowing Date with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company in its notice of borrowing as provided in subsection 2.1(d);

          (b) with respect to any Alternate Base Rate Loan, the period commencing on the Borrowing Date with respect to such Alternate Base Rate Loan and ending on the earliest to occur of the last day of March, June, September or December following such Borrowing Date;

          (c) with respect to any C/D Rate Loan, the period commencing on the Borrowing Date with respect to such C/D Rate Loan and ending 30, 60, 90 or 180 days thereafter, as selected by the Company in its notice of borrowing as provided in subsection
2.1(d); and

          (d) with respect to any Bid Loan made pursuant to a Bid Loan Request, the period commencing on the Bid Loan Date with respect to such Bid Loan and ending on the date not less than 7 nor more than 180 days thereafter, as specified by the Company in such Bid Loan Request;

provided that the foregoing provisions are subject to the
- --------
following:

          (A) if any Interest Period pertaining to a Eurodollar Loan or a Bid Loan made pursuant to an Index Rate Bid Loan Request would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

          (B) any Interest Period pertaining to a Eurodollar Loan that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month;

          (C) if any Interest Period pertaining to an Alternate Base Rate Loan or a C/D Rate Loan or a Bid Loan made pursuant to an Absolute Rate Bid Loan Request would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day;

          (D) any Interest Period that would otherwise extend beyond the Termination Date shall end on such Termination Date; and

          (E) the Company shall select Interest Periods so as not to require a prepayment of any Eurodollar Loan or C/D Rate Loan during an Interest Period for such Loan.

          "Lien":  any mortgage, pledge, hypothecation, assignment,
           ----
deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

          "Loan" and "Loans":  the collective reference to the
           ----       -----
Revolving Credit Loans and the Bid Loans.

          "Loan Commitment":  as to any Bank, its obligation to
           ---------------
make Loans to the Company pursuant to subsection 2.1 in the amount referred to therein; collectively, as to all the Banks, the "Loan
                                                             ----
Commitments."
- -----------

          "Margin Stock":  "margin stock" as such term is defined
           ------------
in Regulation U of the Board of Governors of the Federal Reserve
System.

          "Moody's":  Moody's Investors Service, Inc.
           -------

          "Multiemployer Plan":  a Plan which is a multiemployer
           ------------------
plan as defined in Section 4001(a)(3) of ERISA.

          "Notes":  the collective reference to the Revolving
           -----
Credit Notes and Bid Loan Notes; one of the Notes, a "Note."
                                                      ----

          "Participants":  as defined in subsection 9.6(b).
           ------------
          "Payment Sharing Notice": a written notice from the
           ----------------------
Company, or any Bank, informing the Agent that an Event of Default has occurred and is continuing and directing the Agent to allocate payments thereafter received from the Company in accordance with subsection 2.11(c).

          "PBGC":  the Pension Benefit Guaranty Corporation
           ----
established pursuant to Subtitle A of Title IV of ERISA.

          "Person":  an individual, partnership, corporation,
           ------
business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan":  at any particular time, any employee benefit
           ----
plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prime Rate":  the rate of interest publicly announced by
           ----------
Chemical Bank in New York, New York from time to time as its prime rate. The Prime Rate is not intended to be the lowest rate of interest charged by Chemical Bank in connection with extensions of credit to debtors.

          "Purchasing Banks":  as defined in subsection 9.6(d).
           ----------------

          "Ratings":  the ratings of Moody's and S&P applicable to
           -------
the Company's senior unsecured non-credit enhanced long-term debt obligations.

          "Refunding Borrowing":  a borrowing of Revolving Credit
           -------------------
Loans which, after application of the proceeds thereof, results in no net increase in the aggregate outstanding principal amount of Revolving Credit Loans made by any Bank.

          "Register":  as defined in subsection 9.6(e).
           --------

          "Reorganization":  with respect to any Multiemployer
           --------------
Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4245 of ERISA.

          "Reportable Event":  any of the events set forth in
           ----------------
Section 4043(b) of ERISA or the regulations thereunder.

          "Required Banks":  at any date, Banks having Loan
           --------------
Commitments aggregating over one-half of the total Loan Commitments (or, at any time the Loan Commitments have expired or terminated, the Banks having over one-half of the total Loans then outstanding).

          "Requirement of Law":  as to any Person, the Certificate
           ------------------
of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Reserve Percentage":  for any day, that percentage
           ------------------
(expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion Dollars in respect of new non-personal time deposits in Dollars in New York City having a maturity comparable to the relevant Interest Period for any C/D Rate Loan and in an amount of $100,000 or more.

          "Responsible Officer":  the Chief Executive Officer or
           -------------------
the President of the Company or, with respect to financial matters, the Chief Financial Officer of the Company.

          "Revolving Credit Loans":  Loans made pursuant to
           ----------------------
subsection 2.1; individually a "Revolving Credit Loan."
                                ---------------------

          "Revolving Credit Note":  as defined in subsection
           ---------------------
2.1(c); collectively, the "Revolving Credit Notes."
                           ----------------------

          "S&P":  Standard & Poor's Corporation.
           ---

          "Single Employer Plan":  any Plan which is not a
           --------------------
Multiemployer Plan.

          "Subsidiary":  as to any Person, a corporation of which
           ----------
shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

          "Termination Date":  November 16, 1999 or such earlier
           ----------------
date on which the Loan Commitments are terminated.

          "Transfer Effective Date":  as defined in each Commitment
           -----------------------
Transfer Supplement.

          "Transferees":  as defined in subsection 9.6(g).
           -----------

          "Type":  as to any Revolving Credit Loan, its nature as
           ----
an Alternate Base Rate Loan, Eurodollar Loan or C/D Rate Loan.

          "Working Day":  any day on which dealings in foreign
           -----------
currencies and exchange between banks may be carried on in London, England and in New York, New York.

          1.2  Other Definitional Provisions.  (a)  Unless
               -----------------------------
otherwise specified herein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection
1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

          SECTION 2.  AMOUNT AND TERMS OF LOAN COMMITMENTS

          2.1  Revolving Credit Commitments.  (a)  Subject to the
               ----------------------------
terms and conditions hereof, each Bank severally agrees to make revolving credit loans (individually a "Revolving Credit Loan") to
                                        ---------------------
the Company from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount set opposite such Bank's name in Schedule I, as such amount may be reduced as provided herein; provided that no
                                               --------
Revolving Credit Loan shall be made hereunder which would result in the Aggregate Loans outstanding hereunder being in excess of the Loan Commitments then in effect. During the Commitment Period the Company may use the Loan Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) No Eurodollar Loan or C/D Rate Loan shall be made after the day that is 30 days prior to the Termination Date. Eurodollar Loans shall be made and maintained by each Bank at its Eurodollar Lending Office, and Domestic Dollar Loans shall be made and maintained by each Bank at its Domestic Lending Office.

          (c) The Revolving Credit Loans made by each Bank pursuant hereto shall be evidenced by a promissory note of the

Company, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Revolving Credit
                                               ----------------
Note"), payable to the order of such Bank and representing the
- ----
obligation of the Company to pay the lesser of (a) the amount of the initial Loan Commitment of such Bank and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Bank, with interest thereon as prescribed herein. Each Bank is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Bank, the maturity date thereof, and the date and amount of each payment or prepayment of principal thereof, and the interest rate with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute prima facie
                                                -----------
evidence of the accuracy of the information so recorded; provided,
                                                         --------
however, that the failure to make any such recordation shall not
- -------
affect the obligations of the Company hereunder or under the Revolving Credit Note. Each Revolving Credit Note shall (x) be dated the Closing Date and (y) finally mature on the Termination Date. Each Revolving Credit Loan evidenced by a Revolving Credit Note shall bear interest on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and shall be payable on the dates specified in, subsections 2.8 and 2.9.

          (d) The Company may borrow under the Loan Commitments during the Commitment Period on any Working Day if the borrowing is a Eurodollar Loan or on any Business Day if the borrowing is a C/D Rate Loan or an Alternate Base Rate Loan; provided that the Company
                                          --------
shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 10:00 A.M., New York City time, (a) 3 Working Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, and (b) 2 Business Days prior to the requested Borrowing Date, in the case of Domestic Dollar Loans). Each such notice shall be given in writing, by telex or by facsimile transmission substantially in the form of Exhibit D (with appropriate insertions) or shall be given by telephone (specifying the information set forth in Exhibit D) promptly confirmed by notice given in writing, by telex or by facsimile transmission substantially in the form of Exhibit D (with appropriate insertions). Each borrowing pursuant to the Loan Commitments shall be in an aggregate principal amount of (a) the lesser of, in the case of Alternate Base Rate Loans, (i) $10,000,000 or a whole multiple thereof, and (ii) the Available Loan Commitments and (b) the lesser of, in the case of Eurodollar Loans or C/D Rate Loans,
(i) $10,000,000 or a whole multiple of $1,000,000 in excess thereof, and (ii) the Available Loan Commitments. Upon receipt of such notice from the Company the Agent shall promptly notify each Bank thereof and, in the case of Eurodollar Loans, shall use its best efforts to notify the Banks which of its Eurodollar Lending Offices it will use to make such Eurodollar Loans. Each Bank will make the amount of its share of each borrowing available to the Agent for the account of the Company at the office of the Agent set forth in subsection 9.2 at 11:00 A.M. (or 3:00 P.M., in the case of Alternate Base Rate

Loans) on the Borrowing Date requested by the Company in funds immediately available to the Agent as the Agent may direct. The proceeds of all such Loans will then be made available to the Company by the Agent at the office of the Agent specified in subsection 9.2 by crediting the account of the Company on the books of such office of the Agent with the aggregate of the amount made available to the Agent by the Banks and in like funds as received by the Agent.

          (e) If any Bank makes a Revolving Credit Loan on a day on which the Company is to repay all or any part of any outstanding Revolving Credit Loan from such Bank, such Bank shall apply the proceeds of the requested Revolving Credit Loan to make such repayment, and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in paragraph (c) above, or remitted by the Company to the Agent for the account of such Bank as provided in subsection 2.6, as the case may be.

          2.2  The Bid Loans.  (a)  The Banks may make Bid Loans to
               -------------
the Company from time to time on any Business Day (in the case of Bid Loans made pursuant to an Absolute Rate Bid Loan Request) or any Working Day (in the case of Bid Loans made pursuant to an Index Rate Bid Loan Request) during the period from the Closing Date until the date occurring 14 days prior to the Termination Date in the manner set forth in this subsection 2.2 and in amounts such that the Aggregate Loans at any time outstanding shall not exceed the aggregate amount of the Loan Commitments at such time; provided, however, that the aggregate principal amount of the
- --------  -------
outstanding Bid Loans of a Bank may (but shall not be required to) exceed its Loan Commitment.

          (b) (i) The Company shall request Bid Loans by delivering a Bid Loan Request to the Agent, not later than 12:00 Noon (New York City time) four Working Days prior to the proposed Bid Loan Date (in the case of an Index Rate Bid Loan Request), and not later than 10:00 A.M. (New York City time) one Business Day prior to the proposed Bid Loan Date (in the case of an Absolute Rate Bid Loan Request); provided that (i) an Index Rate Bid Loan
                        --------
request shall not be made until at least one Business Day has passed since the most recent Bid Loan Date and (ii) an Absolute Rate Bid Loan Request shall not be made until at least four Business Days have passed since the most recent Bid Loan Date.
Each Bid Loan Request may solicit bids for Bid Loans in an aggregate principal amount of $10,000,000 or an integral multiple in excess of $1,000,000 thereof and for not more than three alternative maturity dates for such Bid Loans. The maturity date for each Bid Loan shall be not less than 7 days nor more than 180 days after the Bid Loan Date therefor (and in any event not after the Termination Date and in any event subject to the proviso to the definition of "Interest Period"). The Agent shall promptly notify each Bid Loan Bank by telex or facsimile transmission of the contents of each Bid Loan Request received by it.

          (ii) In the case of an Index Rate Bid Loan Request, upon receipt of notice from the Agent of the contents of such Bid Loan Request, any Bid Loan Bank that elects, in its sole discretion, to do so, shall irrevocably offer to make one or more Bid Loans at the Applicable Index Rate plus or minus a margin for each such Bid Loan determined by such Bid Loan Bank in its sole discretion. Any such irrevocable offer shall be made by delivering a Bid Loan Offer to the Agent, before 10:30 A.M. (New York City time) three Working Days before the proposed Bid Loan Date, setting forth the maximum amount of Bid Loans for each maturity date, and the aggregate maximum amount for all maturity dates, which such Bank would be willing to make (which amounts may, subject to subsection 2.2(a), exceed such Bid Loan Bank's Loan Commitment) and the margin above or below the Applicable Index Rate at which such Bid Loan Bank is willing to make each such Bid Loan; the Agent shall advise the Company before 11:15 A.M. (New York City time) three Working Days before the proposed Bid Loan Date, of the contents of each such Bid Loan Offer received by it. If the Agent in its capacity as a Bid Loan Bank shall, in its sole discretion, elect to make any such offer, it shall advise the Company of the contents of its Bid Loan Offer before 10:15 A.M. (New York City time) three Working Days before the proposed Bid Loan Date.

    (iii) In the case of an Absolute Rate Bid Loan Request, upon receipt of notice from the Agent of the contents of such Bid Loan Request, any Bid Loan Bank that elects, in its sole discretion, to do so, shall irrevocably offer to make one or more Bid Loans at a rate or rates of interest for each such Bid Loan determined by such Bid Loan Bank in its sole discretion. Any such irrevocable offer shall be made by delivering a Bid Loan Offer to the Agent, before 9:30 A.M. (New York City time) on the proposed Bid Loan Date, setting forth the maximum amount of Bid Loans for each maturity date, and the aggregate maximum amount for all maturity dates, which such Bid Loan Bank would be willing to make (which amounts may, subject to subsection 2.2(a), exceed such Bid Loan Bank's Loan Commitment) and the rate or rates of interest at which such Bid Loan Bank is willing to make each such Bid Loan; the Agent shall advise the Company before 10:15 A.M. (New York City time) on the proposed Bid Loan Date of the contents of each such Bid Loan Offer received by it. If the Agent in its capacity as a Bid Loan Bank shall, in its sole discretion, elect to make any such offer, it shall advise the Company of the contents of its Bid Loan Offer before 9:15 A.M. (New York City time) on the proposed Bid Loan Date.

          (iv) The Company shall before 11:30 A.M. (New York City time) three Working Days before the proposed Bid Loan Date (in the case of Bid Loans requested by an Index Rate Bid Loan Request) and before 10:30 A.M. (New York City time) on the proposed Bid Loan Date (in the case of Bid Loans requested by an Absolute Rate Bid Loan Request) either, in its absolute discretion:

          (A) cancel such Bid Loan Request by giving the Agent telephone notice to that effect, or

          (B) accept one or more of the offers made by any Bid Loan Bank or Bid Loan Banks pursuant to clause (ii) or clause (iii) above, as the case may be, by giving telephone notice to the Agent (immediately confirmed by delivery to the Agent of a Bid Loan Confirmation) of the amount of Bid Loans for each relevant maturity date to be made by each Bid Loan Bank (which amount for each such maturity date shall be equal to or less than the maximum amount for such maturity date specified in the Bid Loan Offer of such Bid Loan Bank, and for all maturity dates included in such Bid Loan Offer shall be equal to or less than the aggregate maximum amount specified in such Bid Loan Offer for all such maturity dates) and reject any remaining offers made by Bid Loan Banks pursuant to clause (ii) or clause (iii) above, as the case may be; provided,
                                                       --------
however, that (x) the Company may not accept offers for Bid Loans
- -------
for any maturity date in an aggregate principal amount in excess of the maximum principal amount requested in the related Bid Loan Request, (y) if the Company accepts any of such offers, it must accept offers strictly based upon pricing for such relevant maturity date and no other criteria whatsoever and (z) if two or more Bid Loan Banks submit offers for any maturity date at identical pricing and the Company accepts any of such offers but does not wish to borrow the total amount offered by such Bid Loan Banks with such identical pricing, the Company shall accept offers from all of such Bid Loan Banks in amounts allocated among them pro
                                                                ---
rata according to the amounts offered by such Bid Loan Banks (or as
- ----
nearly pro rata as shall be practicable after giving effect to the
       --- ----
requirement that any Bid Loans made by a Bid Loan Bank on a Bid Loan Date for each relevant maturity date shall be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, it being agreed that to the extent that it is impossible to make allocations in accordance with the provisions of this clause (B) such allocations shall be made in accordance with the instructions of the Company).

          (v)  If the Company notifies the Agent that a Bid Loan
Request is cancelled pursuant to clause (iv) (A) above, the Agent shall give prompt telephone notice thereof to the Bid Loan Banks, and the Bid Loans requested thereby shall not be made.

          (vi) If the Company accepts pursuant to clause (iv) (B) above one or more of the offers made by any Bid Loan Bank or Bid Loan Banks, the Agent shall promptly notify each Bid Loan Bank which has made such an offer, of the aggregate amount of such Bid Loans to be made on such Bid Loan Date for each maturity date and of the acceptance or rejection of any offers to make such Bid Loans made by such Bid Loan Bank. Each Bid Loan Bank which is to make a Bid Loan shall, before 12:00 Noon (New York City time) on the Bid Loan Date specified in the Bid Loan Request applicable thereto, make available to the Agent at its office set forth in subsection
9.2 the amount of Bid Loans to be made by such Bid Loan Bank, in immediately available funds. The Agent will make such funds available to the Company as soon as practicable on such date at the Agent's aforesaid address. As soon as practicable after each Bid Loan Date, the Agent shall notify each Bank of the aggregate amount of Bid Loans advanced on such Bid Loan Date and the respective maturity dates thereof.

          (c) Within the limits and on the conditions set forth in this subsection 2.2, the Company may from time to time borrow under this subsection 2.2, repay pursuant to paragraph (d) below, and reborrow under this subsection 2.2.

          (d) The Company shall repay to the Agent for the account of each Bid Loan Bank which has made a Bid Loan (or the Bid Loan Assignee in respect thereof, as the case may be) on the maturity date of each Bid Loan (such maturity date being that specified by the Company for repayment of such Bid Loan in the related Bid Loan Request) the then unpaid principal amount of such Bid Loan. The Company shall not have the right to prepay any principal amount of any Bid Loan.

          (e) The Company shall pay interest on the unpaid principal amount of each Bid Loan from the Bid Loan Date to the stated maturity date thereof, at the rate of interest determined pursuant to paragraph (b) above (calculated on the basis of a 360 day year for actual days elapsed), payable on the interest payment date or dates specified by the Company for such Bid Loan in the related Bid Loan Request as provided in the Bid Loan Note evidencing such Bid Loan. If all or a portion of the principal amount of any Bid Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount shall, without limiting any rights of any Bank under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 2% above the rate which would otherwise be applicable pursuant to the Bid Loan Note evidencing such Bid Loan until the scheduled maturity date with respect thereto as set forth in the Bid Loan Note evidencing such Bid Loan, and for each day thereafter at a rate per annum which is 2% above the Alternate Base Rate until paid in full (as well after as before judgment).

          (f) The Bid Loans made by each Bid Loan Bank shall be evidenced initially by a promissory note of the Company, substantially in the form of Exhibit B with appropriate insertions (a "Grid Bid Loan Note"), payable to the order of such Bid Loan
    ------------------
Bank and representing the obligation of the Company to pay the unpaid principal amount of all Bid Loans made by such Bid Loan Bank, with interest on the unpaid principal amount from time to time outstanding of each Bid Loan evidenced thereby as prescribed in subsection 2.2(e). Each Bid Loan Bank is hereby authorized to record the date and amount of each Bid Loan made by such Bank, the maturity date thereof, the date and amount of each payment of principal thereof and the interest rate with respect thereto on the schedule annexed to and constituting part of its Grid Bid Loan Note, and any such recordation shall constitute prima facie
                                                ----- -----
evidence of the accuracy of the information so recorded; provided,
                                                         --------
however, that the failure to make any such recordation shall not
- -------
affect the obligations of the Company hereunder or under any Grid

Bid Loan Note. Each Grid Bid Loan Note shall be dated the Closing Date and each Bid Loan evidenced thereby shall bear interest for the period from and including the Bid Loan Date thereof on the unpaid principal amount thereof from time to time outstanding at the applicable rate per annum determined as provided in, and such interest shall be payable as specified in, subsection 2.2(e).

          (g) Amounts advanced by a Bid Loan Bank pursuant to this subsection 2.2 on a Bid Loan Date which have the same maturity date and interest rate shall be deemed to constitute one Bid Loan so long as such amounts remain evidenced by the Grid Bid Loan Note of such Bid Loan Bank; any such Bid Loan Bank that wishes such amounts to constitute more than one Bid Loan and to have each such Bid Loan evidenced by a separate promissory note payable to such Bid Loan Bank, substantially in the form of Exhibit C with appropriate insertions as to Bid Loan Date, principal amount and interest rate (an "Individual Bid Loan Note"), shall notify the Bid Loan Agent
     ------------------------
and the Company by telex or facsimile transmission of the respective principal amounts of the Bid Loans (which principal amounts shall not be less than $5,000,000 for any of such Bid Loans) to be evidenced by each such Individual Bid Loan Note. Not later than three Business Days after receipt of such notice, the Company shall deliver to such Bid Loan Bank an Individual Bid Loan Note payable to the order of such Bid Loan Bank in the principal amount of each such Bid Loan and otherwise conforming to the requirements of this Agreement. Upon receipt of such Individual Bid Loan Note, such Bid Loan Bank shall endorse on the Schedule attached to its Grid Bid Loan Note the transfer of such Bid Loan from Grid Bid Loan Note to such Individual Bid Loan Note, and any such endorsement shall constitute prima facie evidence of the
                                  ----- -----
accuracy of the information so endorsed; provided, however, that
                                         --------  -------
the failure to make any such endorsement shall not affect the obligation of the Company hereunder or under any Individual Bid Loan Note.

          2.3  Type of Revolving Credit Loans.  The Revolving
               ------------------------------
Credit Loans may be (i) Eurodollar Loans, (ii) Alternate Base Rate Loans, (iii) C/D Rate Loans, or (iv) a combination thereof. Each borrowing of Revolving Credit Loans shall be in an aggregate principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof.

          2.4  Fees.  The Company agrees to pay, in immediately
               ----
available funds, to the Agent for the account of each Bank a facility fee (a "Facility Fee"), from and including the date of
                 -------- ---
this Agreement to, but excluding, the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date (or such earlier date on which the Loan Commitments shall terminate as provided herein), commencing on the first of such dates to occur after the date hereof, at a rate per annum equal to the Applicable Facility Fee Percentage from time to time in effect on each Bank's portion of the daily average Loan Commitments in effect, whether used or unused, during the period for which payment is being made.

          2.5  Termination or Reduction of Loan Commitments.  The
               --------------------------------------------
Company shall have the right, upon not less than 5 Business Days' notice to the Agent, to terminate the Loan Commitments or, from time to time, reduce pro rata the amount of the Loan Commitments,
                     --- ----
provided that (a) any such reduction shall be accompanied by
- --------
prepayment of the Revolving Credit Loans, together with accrued interest on the amount so prepaid to the date of such prepayment, to the extent, if any, that the amount of the Revolving Credit Loans then outstanding exceeds the amount of the Loan Commitments as then reduced, (b) any such termination of the Loan Commitments shall be accompanied by prepayment in full of the Revolving Credit Loans then outstanding, together with accrued interest thereon to the date of such prepayment, and the payment of any unpaid facility fee then accrued hereunder and (c) any termination of the Loan Commitments while Eurodollar Loans or C/D Rate Loans are outstanding and any reduction of the aggregate amount of the Loan Commitments that reduces the amount of the Loan Commitments below the principal amount of the Eurodollar Loans and C/D Rate Loans then outstanding may be made only on the last day of the respective Interest Periods for such Eurodollar Loans and/or C/D Rate Loans. Any such reduction shall be in an amount of $10,000,000 or a whole multiple thereof, and shall reduce permanently the amount of the Loan Commitments then in effect.

          2.6  Repayment of Loans.  Subject to subsection 2.1(e),
               ------------------
the Company will pay to the Agent for the account of each Bank the unpaid principal amount of each Revolving Credit Loan made by such Bank, plus all interest accrued thereon, on the last day of the Interest Period applicable thereto.

          2.7  Optional Prepayments.  (a)  The Company may on the
               --------------------
last day of the relevant Interest Period if the Loans to be prepaid are in whole or in part Eurodollar Loans or C/D Rate Loans, or at any time and from time to time if the Loans to be prepaid are Alternate Base Rate Loans, prepay the Revolving Credit Loans, in whole or in part, without premium or penalty, upon at least four Business Days' irrevocable notice to the Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Alternate Base Rate Loans or C/D Rate Loans or a combination thereof, and if of a combination thereof, the amount of prepayment allocable to each. Upon receipt of such notice the Agent shall promptly notify each Bank thereof. If such notice is given, the Company shall make such prepayment, and the payment amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $10,000,000 or a whole multiple thereof, and may only be made if, after giving effect thereto, subsection 2.7(c) shall not have been contravened.

          (b)  The Company may not prepay Bid Loans.

          (c) All payments and prepayments hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Revolving Credit Loans which are Eurodollar Loans or C/D Rate Loans having the same Interest Period shall not be less than $10,000,000.

          2.8  Interest Rate and Payment Dates.  (a)  The
               -------------------------------
Eurodollar Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

          (b) Alternate Base Rate Loans shall bear interest for the period from and including the date thereof until maturity on the unpaid principal amount thereof at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

          (c) The C/D Rate Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the C/D Rate determined for such Interest Period plus the Applicable Margin.

          (d) If all or a portion of the principal amount of any of the Revolving Credit Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) each Eurodollar Loan and C/D Rate Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the then-current Interest Period for such Eurodollar Loan or C/D Rate Loan, and any such overdue principal amount and overdue interest, to the extent permitted by law, shall bear interest at a rate per annum which is 2% per annum above the rate which would otherwise be applicable thereto from the date of such non-payment until paid in full (as well after as before judgment).

          (e) Interest on the Loans shall be payable in arrears on each Interest Payment Date.

          2.9  Computation of Interest and Fees.  (a)  All interest
               --------------------------------
in respect of Alternate Base Rate Loans shall be calculated on the basis of a 360 day year for the actual days elapsed, except where the applicable interest rate for such Loan is the Prime Rate, in which case the rate per annum shall be computed on the basis of a 365 (or 366 as the case may be) day year for the actual days elapsed. Facility Fees and interest in respect of Eurodollar Loans and C/D Rate Loans shall be calculated on the basis of a 360 day year for the actual days elapsed. The Agent shall as soon as practicable notify the Company and the Banks of each determination of a Eurodollar Rate and of a C/D Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate, the Applicable Margin or the Reserve Percentage shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate is announced or such Applicable Margin changes as provided herein or such change in the Reserve Percentage shall become effective. The Agent shall as soon as practicable notify the Company and the Banks of the effective date and the amount of each such change.

          (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Agent in determining any interest rate pursuant to subsection 2.8 (a) or
(c).

          2.10  Inability to Determine Interest Rate.  (a)  In the
                ------------------------------------
event that the Agent shall have determined (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any requested Interest Period with respect to proposed Loans that the Company has requested be made as Eurodollar Loans, the Agent shall forthwith give telex or facsimile notice of such determination, confirmed in writing, to the Company and the Banks at least one day prior to the requested Borrowing Date for such Eurodollar Loans. If such notice is given any requested Eurodollar Loans shall be made as Alternate Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made.

          (b) In the event that the Agent shall have determined (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the domestic certificate of deposit market, adequate and reasonable means do not exist for ascertaining the C/D Rate for any requested Interest Period with respect to proposed Loans that the Company has requested be made as C/D Rate Loans, the Agent shall forthwith give telex or facsimile notice of such determination, confirmed in writing, to the Company and the Banks at least one day prior to the requested Borrowing Date for such C/D Rate Loans. If such notice is given any requested C/D Rate Loans shall be made as Alternate Base Rate Loans. Until such notice has been withdrawn by the Agent, no further C/D Rate Loans shall be made.

          (c) In the event that the Agent shall have determined (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period with respect to proposed Bid Loans to be made pursuant to an Index Rate Bid Loan Request, the Agent shall forthwith give telex, telecopy or telephone notice of such determination, confirmed in writing, to the Company and the Banks at least two Business Days prior to the proposed Bid Loan Date, and such Bid Loans shall not be made on such Bid Loan Date. Until any such notice has been withdrawn by the Agent, no further Index Rate Bid Loan Requests shall be submitted by the Company.

          2.11  Pro Rata Borrowings and Payments.  (a)  Each
                --------------------------------
borrowing by the Company of Revolving Credit Loans shall be made ratably from the Banks in accordance with their Commitment
Percentages.

          (b) Whenever any payment received by the Agent under this Agreement or any Note is insufficient to pay in full all amounts then due and payable to the Agent and the Banks under this Agreement and the Notes, and the Agent has not received a Payment Sharing Notice (or if the Agent has received a Payment Sharing Notice but the Event of Default specified in such Payment Sharing Notice has been cured or waived), such payment shall be distributed and applied by the Agent and the Banks in the following order: first, to the payment of fees and expenses due and payable to the
- -----
Agent, acting as Agent for the benefit of the Banks, under and in connection with this Agreement; second, to the payment of all
                                ------
expenses due and payable under subsection 9.5, ratably among the Banks in accordance with the aggregate amount of such payments owed to each such Bank; third, to the payment of fees due and payable
                   -----
under subsection 2.4, ratably among the Banks in accordance with their Commitment Percentages; fourth, to the payment of interest
                              ------
then due and payable under the Notes, ratably among the Banks in accordance with the aggregate amount of interest owed to each such Bank; and fifth, to the payment of the principal amount of the
          -----
Notes which is then due and payable, ratably among the Banks in accordance with the aggregate principal amount owed to each such Bank.

          (c) After the Agent has received a Payment Sharing Notice which remains in effect, all payments received by the Agent under this Agreement or any Note shall be distributed and applied by the Agent and the Banks in the following order: first, to the
                                                    -----
payment of all amounts described in clauses first through third of
                                            -----         -----
the foregoing paragraph (b), in the order set forth therein; and second, to the payment of the interest accrued on and the principal
- ------
amount of all of the Notes, regardless of whether any such amount is then due and payable, ratably among the Banks in accordance with the aggregate accrued interest plus the aggregate principal amount owed to such Bank.

          (d) All payments (including prepayments) to be made by the Company on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Agent for the account of the Banks at the Agent's office specified in subsection 9.2 in Dollars and in immediately available funds. The
Agent shall distribute such payments to the Banks entitled thereto promptly upon receipt in like funds as received. If any payment hereunder of fees or principal of or interest on C/D Rate Loans, Alternate Base Rate Loans or Bid Loans made pursuant to an Absolute
Rate Bid Loan Request, becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable during such extension at the rate then applicable thereunder.

          2.12  Taxes.  (a)  All payments made by the Company under
                -----
this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deduction or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Agent and each Bank, net income and franchise taxes imposed on the Agent or such Bank by the jurisdiction under the laws of which the Agent or such Bank is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Bank's Domestic Lending Office or Eurodollar Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Bank hereunder or under the Notes, the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt showing payment thereof. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable to the Agent or any Bank as a result of any such failure.

          (b) Prior to the first Interest Payment Date each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Company and the Agent, (i) two duly completed copies of United
States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Bank which delivers to the Company and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Company and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company, certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent a Bank from duly completing and delivering any such form with respect to it and such Bank advises the Company that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

          (c) Each Bank agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or Eurodollar Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this subsection; provided, however, that such efforts shall not
                 --------  -------
cause the imposition on such Bank of any additional costs or legal or regulatory burdens deemed by such Bank to be material.

          (d) The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          2.13  Illegality.  Notwithstanding any other provisions
                ----------
herein, if any Requirement of Law or any change therein or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Bank hereunder to make Eurodollar Loans shall forthwith be cancelled and (b) such Bank's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the respective next succeeding Interest Payment Date(s) for such Loans or within such earlier period as required by law. The Company hereby agrees promptly to pay any Bank, upon its demand, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this subsection 2.13 including, but not limited to, any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder (such Bank's notice of such costs, as certified to the Company through the Agent, to be conclusive absent manifest error).

          2.14  Requirements of Law.  (a)  In the event that any
                -------------------
Requirement of Law or any change therein or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

          (i) does or shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement, any Note or any Loans made by it, or change the basis of taxation of payments to such Bank of principal, fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Bank);

          (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank which are not otherwise included in the determination of the Eurodollar Rate or the C/D Rate hereunder; or

          (iii) does or shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case, in respect of its Eurodollar Loans or C/D Rate Loans, then, in any such case, the Company shall promptly pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such additional cost or reduced amount receivable which such Bank deems to be material as determined by such Bank with respect to such Eurodollar Loans or C/D Rate Loans. If a Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Company, through the Agent, of the event by reason of which it has become so entitled.
A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Bank, through the Agent, to the Company shall be conclusive in the absence of manifest error.

          (b) In the event that any Bank shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Company shall pay to such Bank such additional amount as shall be requested by such Bank as being required to compensate it for such reduction.

          (c) This covenant shall survive the termination of this Agreement and payment of the outstanding Notes.

          2.15  Indemnity.  The Company agrees to indemnify each
                ---------
Bank and to hold such Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (a) default by the Company in payment of the principal amount of or interest on any Eurodollar Loans or C/D Rate Loans of such Bank, including, but not limited to, any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans or C/D Rate Loans hereunder, (b) default by the Company in making a borrowing after the Company has given a notice in accordance with subsection 2.1(d) or 2.2(b)(iv)(B), including, but not limited to, any such loss or expense arising from interest or fees payable to such Bank to lenders of funds obtained by it to make or maintain its Eurodollar Loans or C/D Rate Loans hereunder and (c) default by the Company in making any prepayment after the Company has given a notice in accordance with subsection 2.7 or (d) a prepayment, voluntary or involuntary, of a Eurodollar Loan or a C/D Rate Loan on a day which is not the last day of an Interest Period with respect thereto, including, but not limited to, any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Loans or C/D Rate Loans hereunder. This covenant shall survive termination of this Agreement and payment of the outstanding Notes.

          SECTION 3.  REPRESENTATIONS AND WARRANTIES

          To induce the Agent and the Banks to enter into this Agreement and to make the Loans herein provided for, the Company hereby represents and warrants to the Agent and to each Bank that:

          3.1  Financial Condition.  The consolidated balance
               -------------------
sheets of the Company and its consolidated Subsidiaries as at December 31, 1992 and December 31, 1993 and the related consolidated statements of income and stockholders' equity and cash flow for the fiscal years ended on such dates, reported on by Coopers & Lybrand, copies of which have heretofore been furnished to each Bank, are complete and correct and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and changes in financial position for the fiscal years then ended. The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at June
30, 1994 and the related unaudited consolidated statements of income and cash flow for the three and six month periods ended on such date, copies of which have heretofore been furnished to each Bank, are complete and correct and present fairly the consolidated financial condition of the Company and its consolidated
Subsidiaries as at such date, and the consolidated results of their operations and cash flow for the three and six month periods then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. Neither the Company nor any of its consolidated Subsidiaries had on June 30, 1994 any material Contingent Obligation, contingent liabilities or liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in the unaudited consolidated balance sheet as at June 30, 1994 or in the notes thereto.

          3.2  No Change.  Since December 31, 1993 there has been
               ---------
no material adverse change in the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole.

          3.3  Corporate Existence; Compliance with Law.  Each of
               ----------------------------------------
the Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and where the failure to be so qualified would have a material adverse effect upon the business operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole and
(d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole and could not materially adversely affect the ability of the Company to perform its obligations under this Agreement and the Notes.

          3.4  Corporate Power; Authorization; Enforceable
               -------------------------------------------
Obligations.  The Company has the corporate power and authority and
- -----------
the legal right to make, deliver and perform this Agreement and the Notes and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of this Agreement and the Notes. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or the Notes. This Agreement has been, and each Note will be, duly executed and delivered on behalf of the Company. This Agreement constitutes, and each Note when executed and delivered will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          3.5  No Legal Bar.  The execution, delivery and
               ------------
performance of this Agreement and the Notes, the borrowings hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of the Company or of any of its Subsidiaries, and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

          3.6  No Material Litigation.  No litigation,
               ----------------------
investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement or the Notes or any of the transactions contemplated hereby, or (b) which could have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole.

          3.7  No Default.  Neither the Company nor any of its
               ----------
Subsidiaries is in default in any material respect under or with respect to any Contractual Obligation which could be materially adverse to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole or which could materially adversely affect the ability of the Company or any Subsidiary to perform its obligations under this Agreement and the Notes. No Default or Event of Default has occurred and is continuing.

          3.8  Ownership of Property; Liens.  Each of the Company
               ----------------------------
and its Subsidiaries has good record and marketable title in fee simple to or valid leasehold interests in all its real property which is material to the Company and its Subsidiaries, and good title to all its other property which is material to the Company and its Subsidiaries and none of such property is subject to any Lien of any nature whatsoever which is prohibited by subsection 6.1 hereof.

          3.9  No Burdensome Restrictions.  No Contractual
               --------------------------
Obligation of the Company or any of its Subsidiaries and no Requirement of Law materially adversely affects, or insofar as the Company may reasonably foresee may so affect, the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole.

          3.10  Taxes.  Each of the Company and its Subsidiaries
                -----
has filed or caused to be filed all tax returns which to the knowledge of the Company are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessment made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be); and no tax liens have been filed and, to the knowledge of the Company, no claims are being asserted with respect to any such taxes, fees or other charges.

          3.11  Federal Regulations.  No part of the proceeds of
                -------------------
any Loans hereunder will be used for the purpose, whether immediate, incidental, or ultimate, of purchasing any Margin Stock of any corporation or carrying any Margin Stock of any corporation, or for any purpose which violates Regulation U of the Board of Governors of the Federal Reserve System, or which would be inconsistent with or violate, the provisions of any of the Regulations of such Board of Governors. If requested by any Bank or the Agent, the Company will furnish to the Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

          3.12  ERISA.  The withdrawal by the Company or any of its
                -----
Subsidiaries or any Commonly Controlled Entity from all Multiemployer Plans in which they participate would not have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole. The Company has not been notified that any Multiemployer Plan to which the Company, any of its Subsidiaries or any Commonly Controlled Entity contributes is either in Reorganization or Insolvent. All Single Employer Plans maintained by the Company, any of its Subsidiaries or any Commonly Controlled Entity are in material compliance with all applicable requirements of ERISA. The sum of the present value of all accrued benefits vested under all Single Employer Plans maintained by the Company or any of its Subsidiaries or any Commonly Controlled Entity (based on assumptions used to fund such Plans) did not, as of December 31, 1993, exceed the value of the assets of such Plans allocable to such vested benefits.

          3.13  Investment Company Act.  The Company is not an
                ----------------------
"investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          3.14  Subsidiaries.  All of the Subsidiaries of the
                ------------
Company at the date hereof are set forth on Schedule IV.

          3.15  Purpose of Loans.  The proceeds of the Loans shall
                ----------------
be used by the Company for general corporate purposes.

          SECTION 4.  CONDITIONS PRECEDENT

          4.1  Conditions of Initial Loans.  The obligation of each
               ---------------------------
Bank to make a Loan hereunder on the Closing Date is subject to the satisfaction of the following conditions precedent:

          (a)  Notes.  The Agent shall have received for the
               -----
     account of each Bank a Revolving Credit Note and a Grid Bid Loan Note conforming to the requirements hereof and executed by a duly authorized officer of the Company. The Agent shall promptly forward such Notes to the appropriate Banks.

          (b)  Legal Opinion.  The Agent shall have received, with
               -------------
     a counterpart for each Bank, an opinion of Peter G. Skinner, Esq., Senior Vice President and General Counsel of the Company, dated the Closing Date and addressed to the Agent and the Banks, substantially in the form of Exhibit J. Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as the Agent or any Bank shall reasonably require.

          (c)  Officers' Certificate.  The Agent shall have
               ---------------------
     received, with a counterpart for each Bank, a Borrowing Certificate of the Company dated the Closing Date, substantially in the form of Exhibit H, with appropriate insertions and attachments, satisfactory in form and substance to the Agent and its counsel, executed by the President or Vice President and the Secretary or Assistant Secretary of the Company.

          (d)  Assistant Secretary's Certificate.  The Agent shall
               ---------------------------------
     have received, with a counterpart for each Bank, a certificate of the Assistant Secretary of the Company dated the Closing Date, substantially in the form of Exhibit I, with appropriate insertions and attachments, satisfactory in form and substance to the Agent and its counsel.

          (e)  Compliance.  Each of the Banks shall have
               ----------
     determined that the making of such Loan and the use of the proceeds thereof will not violate any Regulation of the Board of Governors of the Federal Reserve System, and each Bank shall have received such documents and information (including without limitation, a duly completed and signed Form U-1) as such Banks shall require to make such determination.

          (f)  Existing Credit Agreement.  All commitments to
               -------------------------
     extend credit under the Existing Credit Agreement shall have been terminated and all amounts outstanding thereunder shall have been paid.

          (g)  Additional Matters.  All other documents and legal
               ------------------
     matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Agent and the Banks and their counsel.

          4.2  Conditions to All Loans.  The obligation of each
               -----------------------
Bank to make any Loan (including the initial Loan to be made by it hereunder) to be made by it hereunder is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

          (a)  Representations and Warranties.  The representations
               ------------------------------
     and warranties made by the Company herein or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith (except the representation and warranty set forth in subsection 3.2 and except, in the case of a Refunding Borrowing, the representations and warranties set forth in subsections 3.2, 3.5, 3.6, 3.7, 3.12 and 3.14) shall be correct on and as of the Borrowing Date as if made on and as of such date.

          (b)  No Default or Event of Default.  In the case of a
               ------------------------------
     Refunding Borrowing, no Event of Default shall have occurred and be continuing on the date of such Loan after giving effect to the Loans to be made on such date and in the case of any other Loan no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loan to be made on such Borrowing Date.

          (c)  Additional Conditions to Bid Loans.  If such Loan
               ----------------------------------
     is made pursuant to subsection 2.2, all conditions set forth in such subsection shall have been satisfied.

          Each borrowing by the Company hereunder shall constitute a representation and warranty by the Company as of the date of such borrowing that the conditions in clauses (a), (b) and (c) of this subsection have been satisfied.

          SECTION 5.  AFFIRMATIVE COVENANTS

          The Company hereby agrees that, so long as the Loan Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Bank or the Agent hereunder, the Company shall and in the case of the agreements set forth in subsections 5.3, 5.4, 5.5 and 5.6 cause each of its Subsidiaries to:

          5.1  Financial Statements.  Furnish to each Bank:
               --------------------

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and stockholders' equity and cash flow for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of income and cash flow of the Company and its consolidated Subsidiaries for such quarterly period setting forth in each case in comparative form the figures for the comparable quarter of the previous year in the case of the consolidated statements of income and the end of the immediately preceding fiscal year in the case of the consolidated balance sheet, certified by the chief financial officer of the Company (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          5.2  Certificates; Other Information.  Furnish to each
               -------------------------------
Bank:

          (a) concurrently with the delivery of the financial statements referred to in subsection 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and (b) above, a certificate of a Responsible Officer (i) stating that, to the best of such officer's knowledge, the Company during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and in the Notes to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) showing in detail the calculations supporting such statement in respect of subsections 6.3, 6.4 and 6.5;

          (c) within five days after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and

     Exchange Commission or any successor or analogous
     Governmental Authority; and

          (d) promptly, such additional financial and other information as any Bank may from time to time reasonably request.

          5.3  Payment of Obligations.  Pay, discharge or otherwise
               ----------------------
satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

          5.4  Conduct of Business and Maintenance of Existence.
               ------------------------------------------------
Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 6.2; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole.

          5.5  Maintenance of Property; Insurance.  Keep all
               ----------------------------------
property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Bank, upon written request, full information as to the insurance carried.

          5.6  Inspection of Property; Books and Records;
               ------------------------------------------
Discussions.  Keep proper books of records and account in which
- -----------
full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Bank to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other conditions of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants.

          5.7  Notices.  Promptly give notice to the Agent and each
               -------
Bank:

          (a) of the occurrence of any Default or Event of Default;

          (b) of any default or event of default under any material Contractual Obligation of the Company or any of its Subsidiaries;

          (c) of any litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole;

          (d) of any litigation or proceeding affecting the Company or any of its Subsidiaries in which (i) the amount involved is $30,000,000 or more and not covered by insurance or (ii) injunctive or similar relief is sought which if adversely determined would have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole;

          (e) of the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Company or any Commonly Controlled Entity to terminate or withdraw or partially withdraw from any Plan and, with respect to a Multiemployer Plan, the Reorganization (as defined in Section 4241 of ERISA) or Insolvency (as defined in Section 4245 of ERISA) of such Plan and in addition to such notice, deliver to the Agent and each Bank whichever of the following may be applicable: (A) a certificate of a Responsible Officer setting forth details as to such Reportable Event and the action that the Company or Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be; and

          (f) of a material adverse change in the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto. For all purposes of clause
(e) of this subsection, the Company shall be deemed to have all knowledge or knowledge of all facts attributable to the administrator of such Plan.


          SECTION 6.  NEGATIVE COVENANTS

          The Company hereby agrees that, so long as the Loan Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Bank or the Agent hereunder, the Company shall not, nor in the case of the agreements set forth in subsections 6.1 or 6.2 shall it permit any of its Subsidiaries to, directly or indirectly:

          6.1  Limitation on Liens.  Create, incur, assume or
               -------------------
     suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except:

          (a) Liens existing on the date hereof which are described in Schedule III hereto;

          (b) Liens created in favor of the Agent, for the ratable benefit of the Banks;

          (c) Liens for taxes or assessments either (i) not yet delinquent or (ii) the validity of which is being contested in good faith and as to which any reserves required by GAAP have been set aside;

          (d) deposits or pledges to secure the payment of workmen's compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business;

          (e) materialmen's, mechanics', workmen's, repairmen's, employees', or other like Liens either (i) arising in the ordinary course of business and securing obligations not more than 90 days overdue or (ii) being contested in good faith and as to which any reserves required by GAAP have been set aside or as to which adequate bonds have been obtained;

          (f) minor defects, easements, exceptions, reservations and irregularities in the title to real property which do not, in the aggregate, materially impair the use of such property for the purposes for which it is or may reasonably be expected to be held; and

          (g) Liens on assets, each of which Liens (i) existed on such assets before the time of their acquisition by the Company or such Subsidiary, or (ii) existed on such assets of any Subsidiary before the time it became a Subsidiary, or (iii) was created solely for the purpose of securing, and was created substantially contemporaneously with the incurring of, Indebtedness representing, or incurred to finance, the cost of such assets; provided that, with respect to Liens
                  --------
     referred to in clause (iii), (A) such Liens shall at all times be confined to the assets so acquired and improvements, alterations, replacements and modifications thereto and (B) the principal amount of the Indebtedness secured by such Liens shall in no case exceed 100% of the lesser of the cost or the fair market value of the assets subject thereto at the time of acquisition thereof, and provided, further that with
         --------  -------
     respect to each Lien referred to in this paragraph (g), any extension, renewal or replacement thereof shall be permitted only to the extent that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement.

          6.2  Limitation on Mergers and Sales of Assets.  (a)
               -----------------------------------------
Consolidate or merge with or into, or sell, convey, transfer or lease in a single transaction or in a series of related transactions any substantial part of its assets to, any other Person, except (i) any such consolidation, merger, sale, conveyance, transfer or lease when the only parties to such transaction or series of transactions are one of its Subsidiaries and one or more of its other Subsidiaries, (ii) any such sale, conveyance, transfer or lease to the Company by one or more of its Subsidiaries and (iii) the merger or consolidation of the Company with another corporation, provided that the Company is the
                          --------
surviving corporation and that, after giving effect to such consolidation or merger, no Default or Event of Default has occurred and is continuing.

          (b) Convey, transfer or lease, or sell and lease-back, any significant fixed asset used or useable in its business or the shares of the capital stock of any Subsidiary, except (i) to the Company by any of its Subsidiaries or to any of the Company's Subsidiaries by one or more of its other Subsidiaries, (ii) for a sale or conveyance of such a fixed asset in connection with the replacement thereof or in the ordinary course of business or (iii) if such conveyance, transfer, lease or sale is for fair value as determined by the Board of Directors or any executive officer of the Company and not materially adverse to the Banks.

          6.3   Maintenance of Consolidated Net Worth.  Permit
                -------------------------------------
Consolidated Net Worth to be less than $750,000,000 at any time.

      6.4  Maintenance of Ratio of Consolidated Total Liabilities
           ------------------------------------------------------
to Consolidated Net Worth.  Permit the ratio of Consolidated Total
- -------------------------
Liabilities to Consolidated Net Worth at any time to exceed 1.75 to 1 at any time.

          6.5  Maintenance of Ratio of Annualized Consolidated Cash
               ----------------------------------------------------
Flow.  Permit the ratio of (a) Annualized Consolidated Cash Flow as
- ----
at the end of any fiscal quarter of the Company to (b) Annualized Consolidated Interest Expense as at the end of such fiscal quarter, to be less than 2.0 to 1.


          SECTION 7.  EVENTS OF DEFAULT

          Upon the occurrence of any of the following events:

          (a) The Company shall fail to pay any principal of any Notes when due in accordance with the terms thereof; or to pay any interest on any Notes, or any other amount payable hereunder, within five days after any such amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Company herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Company shall default in the observance or performance of any agreement contained in Section 6; or

          (d) The Company shall default in any material respect in the observance or performance of any other agreement contained in this Agreement, and such default shall continue unremedied for a period of 30 days; or

          (e) The Company or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness for more than $2,000,000 (other than the Notes) or in the payment of any Contingent Obligation in excess of $2,000,000 beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, if such default or other event or condition causes, or permits the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable; or

     (f) (i) The Company or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
     (ii), or (iii) above; or (v) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan,
     (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given and, in the case of the institution of proceedings, the continuance of such proceedings for ten days after commencement thereof, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (v) any other event or condition shall occur or exist, with respect to a Single Employer Plan; provided, that
                                                    --------
     in the case of each of clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities that in the aggregate would be material in relation to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole; or

          (h) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance) of $25,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 90 days from the entry thereof;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above, automatically the Loan Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Banks, the Agent may, or upon the request of the Required Banks, the Agent shall, by notice to the Company declare the Loan Commitments to be terminated forthwith, whereupon the Loan Commitments shall immediately terminate; and
(ii) with the consent of the Required Banks, the Agent may, or upon the request of the Required Banks, the Agent shall, by notice of default to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


          SECTION 8.  THE AGENT

          8.1  Appointment.  The Banks from time to time party to
               -----------
this Credit Agreement, whether as original signatories or as Purchasing Banks pursuant to subsection 9.6, hereby irrevocably designate and appoint Chemical Bank as the Agent of such Bank under this Agreement, and each such Bank irrevocably authorizes Chemical Bank, as the Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent.

          8.2  Delegation of Duties.  The Agent may execute any of
               --------------------
its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care (other than Agency Services). Without limiting the foregoing, the Agent may appoint Agency Services as its agent to perform the functions of the Agent hereunder relating to the advancing of funds to the Company and distribution of funds to the Banks and to perform such other related functions of the Agent hereunder as are reasonably incidental to such functions.

          8.3  Exculpatory Provisions.  Neither the Agent nor any
               ----------------------
of its officers, directors, employees, agents, attorneys-in-fact or Affiliates (including, without limitation, Agency Services) shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or for any failure of the Company to perform its obligations hereunder. Neither the Agent nor Agency Services shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company.

          8.4  Reliance by Agent.  The Agent and Agency Services
               -----------------
shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

          8.5  Notice of Default.  The Agent shall not be deemed to
               -----------------
have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that unless and until the Agent shall have received such
- --------
directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          8.6  Non-Reliance on Agent; Other Banks and Agency
               ---------------------------------------------
Services.  Each Bank expressly acknowledges that neither the Agent
- --------
nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent and Agency Services that it has, independently and without reliance upon the Agent, any other Bank or Agency Services, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent, any other Bank or Agency
Services, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          8.7  Indemnification.  The Banks agree to indemnify the
               ---------------
Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do
so), ratably according to the respective amounts of their original Loan Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent or Agency Services in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent or Agency Services under or in connection with any of the foregoing; provided that no Bank shall
                                      --------
be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's or Agency Services' gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

          8.8  Agent in Its Individual Capacity.  The Agent and its
               --------------------------------
Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Agent were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

          8.9  Successor Agent.  The Agent may resign as Agent upon
               ---------------
10 days' notice to the Banks. If the Agent shall resign as Agent under this Agreement, then the Required Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          SECTION 9.  MISCELLANEOUS

          9.1  Amendments and Waivers.  With the written consent of
               ----------------------
the Required Banks, the Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Notes or changing in any manner the rights of the Banks or of the Company hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or any Default or Event of Default and its consequences; provided, however, that (i)
                                       --------  -------
such amendments, supplements or modifications may only be made pursuant to this subsection 9.1 and (ii) no such waiver and no such amendment, supplement or modification shall (a) extend the maturity of any Note or any installment thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to the Banks hereunder, or reduce the principal amount thereof, or increase the amount of any Bank's Loan Commitment or amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Banks, or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement, in each case without the written consent of each Bank affected thereby or (b) amend, modify or waive any provision of Section 8 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Company, the Banks, the Agent and all future holders of the Notes. In the case of any waiver, the Company, the Banks and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default, or impair any right consequent thereon.

          9.2  Notices.  All notices, requests and demands to or
               -------
upon the respective parties hereto to be effective shall be in writing, including by telecopy, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company and the Agent, and as set forth in Schedule II in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

          The Company:  Dow Jones & Company, Inc.
                        200 Liberty Street
                        New York, New York  10281
                        Attention:  Treasurer
                        Telecopy:  609-520-5477

          The Agent:    Chemical Bank
                        270 Park Avenue
                        New York, New York  10017
                        Attention:  Todd Plunkett
                        Telecopy:  212-270-6795


          with copy to: Chemical Bank Securities, Inc.
                        270 Park Avenue
                        New York, New York  10017
                        Attention:  Hector Guenther
                        Telecopy:  212-270-2056


          with copy to: Chemical Bank Agency Services
                        Corporation
                        140 East 45th Street, 29th Floor
                        New York, New York  10017
                        Attention:  Sandra Miklave
                        Telecopy:  212-622-0002

provided that any notice, request or demand to or upon the Agent or
- --------
the Banks pursuant to subsections 2.1(d), 2.2, 2.5 and 2.7 shall not be effective until received.

          9.3  No Waiver; Cumulative Remedies.  No failure to
               ------------------------------
exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.4  Survival of Representations and Warranties.  All
               ------------------------------------------
representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

          9.5  Payment of Expenses and Taxes.  The Company agrees
               -----------------------------
(a) to pay or reimburse the Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the Notes and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Bank and the Agent for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including, without limitation, fees and disbursements of counsel to the Agent and to the several Banks, (c) to pay, indemnify, and hold each Bank and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any such other documents, and (d) to pay, indemnify, and hold each Bank and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of the use by the Company of the proceeds of the Loans (including, without limitation, any such use that would result in a violation of Regulation U or X of the Board of Governors of the Federal Reserve System). The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

          9.6  Successors and Assigns; Participations; Purchasing
               --------------------------------------------------
Banks.  (a)  This Agreement shall be binding upon and inure to the
- -----
benefit of the Company, the Banks, the Agent, all future holders of the Notes, and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

          (b)  Any Bank may, in the ordinary course of its
commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such
  ------------
Bank, any Note held by such Bank, any Loan Commitment of such Bank or any other interest of such Bank hereunder. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement and the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. The Company agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note; provided, that such right of setoff
                            --------
shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in subsection 9.7. The Company also agrees that each Participant shall be entitled to the benefits of subsections 2.12, 2.13, 2.14, 2.15 and 9.5 with respect to its participation in the Loan Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to
              --------
receive any greater amount pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

          (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Bid
                                                            ---
Loan Assignees") any Bid Loan owing to such Bank and any Individual
- --------------
Bid Note held by such Bank evidencing such Bid Loan, pursuant to a Bid Loan Assignment executed by the assignor Bank and the Bid Loan Assignee. Upon such execution, from and after the date of such Bid Loan Assignment, the Bid Loan Assignee shall, to the extent of the assignment provided for in such Bid Loan Assignment, be deemed to have the same rights and benefits of payment and enforcement with respect to such Bid Loan and Individual Bid Loan Note and the same rights of setoff and obligation to share pursuant to subsection 9.7 as it would have had if it were a Bank hereunder; provided, that
                                                  --------
unless such Bid Loan Assignment shall otherwise specify and a copy of such Bid Loan Assignment shall have been delivered to the Agent for its acceptance and recording in the Register in accordance with subsection 9.6(f), the assignor thereunder shall act as collection agent for the Bid Loan Assignee thereunder, and the Agent shall pay all amounts received from the Company which are allocable to the assigned Bid Loan or Individual Bid Loan Note directly to such assignor without any further liability to such Bid Loan Assignee.
A Bid Loan Assignee under a Bid Loan Assignment shall not, by virtue of such Bid Loan Assignment, become a party to this Agreement or have any rights to consent to or refrain from consenting to any amendment, waiver or other modification of any provision of this Agreement or any related document; provided, that
                                                     --------
(x) the assignor under such Bid Loan Assignment and such Bid Loan Assignee may, in their discretion, agree between themselves upon the manner in which such assignor will exercise its rights under this Agreement and any related document, and (y) if a copy of such Bid Loan Assignment shall have been delivered to the Agent for its acceptance and recording in the Register in accordance with subsection 9.6(f), neither the principal amount of, the interest rate on, nor the maturity date of any Bid Loan or Individual Bid Loan Note assigned to the Bid Loan Assignee thereunder will be modified without the written consent of such Bid Loan Assignee. If a Bid Loan Assignee has caused a Bid Loan Assignment to be recorded in the Register in accordance with subsection 9.6(f), such Bid Loan Assignee may thereafter, in the ordinary course of its business and in accordance with applicable law, assign such Individual Bid Loan Note to any Bank, to any affiliate or subsidiary of such Bid Loan Assignee or to any other financial institution that has total assets in excess of $1,000,000,000 and that in the ordinary course of its business extends credit of the type evidenced by such Individual Bid Loan

Note, and the foregoing provisions of this paragraph (c) shall apply, mutatis mutandis, to any such assignment by a Bid Loan Assignee.
- ------- --------
Except in accordance with the preceding sentence, Bid Loans and Individual Bid Loan Notes may not be further assigned by a Bid Loan Assignee, subject to any legal or regulatory requirement that the Bid Loan Assignee's assets must remain under its control.

          (d) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Bank or any affiliate thereof all or any part of such transferor Bank's rights and obligations under this Agreement and the Notes, pursuant to a Commitment Transfer Supplement, executed by such purchasing Bank and such transferor Bank and delivered to the Agent for its acceptance and recording in the Register. In addition, with the consent of the Company and the Agent (which in each case shall not be unreasonably withheld), any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more additional banks or financial institutions that are not then Banks or affiliates thereof (together with purchasing Banks pursuant to the preceding sentence, "Purchasing Banks"), all or any
                                     ----------------
part of its rights and obligations under this Agreement and the Notes, pursuant to a Commitment Transfer Supplement, executed by such Purchasing Bank, such transferor Bank, the Company and the Agent, and delivered to the Agent for its acceptance and recording in the Register, provided that such transferor Bank shall have
                 --------
obtained the consent of the Company and the Agent in order to consummate any sale pursuant to this paragraph (d) after which the transferor Bank's Loan Commitment would be below $10,000,000. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, (x) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Bank hereunder with a Loan Commitment as set forth therein, and (y) the transferor Bank thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Notes. On or prior to the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, the Company, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Revolving Credit Note a new Revolving Credit Note to the order of such Purchasing Bank in an amount equal to the Loan Commitment assumed by it pursuant to such Commitment Transfer Supplement and, if the transferor Bank has retained a Loan Commitment hereunder, new Notes to the order of the transferor Bank in an amount equal to the Loan Commitment retained by it hereunder. Such new Notes shall be dated the

Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Bank shall be returned by the Agent to the Company marked "cancelled."

          (e) The Agent shall maintain at its address referred to in subsection 9.2 a copy of each Bid Loan Assignment and each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of (i) the names and addresses of
 --------
the Banks and the Loan Commitment of, and principal amount of the Loans owing to, each Bank from time to time, and (ii) with respect to each Bid Loan Assignment delivered to the Agent, the name and address of the Bid Loan Assignee and the principal amount of each Bid Loan owing to such Bid Loan Assignee. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (f) Upon its receipt of a Bid Loan Assignment executed by an assignor Bank and a Bid Loan Assignee, together with payment from the assignor or assignee Bank to the Agent of a registration and processing fee of $1,000.00, the Agent shall promptly accept such Bid Loan Assignment, record the information contained therein in the Register and give notice of such acceptance and recordation to the assignor Bank, the Bid Loan Assignee and the Company. Upon its receipt of a Commitment Transfer Supplement executed by a transferor Bank and a Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Company and the Agent) together with payment from the assignor or assignee Bank to the Agent of a registration and processing fee of $2,000.00, the Agent shall (i) promptly accept such Commitment Transfer Supplement (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Company.

          (g) The Company authorizes each Bank to disclose to any Participant, Bid Loan Assignee or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial
 ----------
information in such Bank's possession concerning the Company and its affiliates which has been delivered to such Bank by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Bank by or on behalf of the Company in connection with such Bank's credit evaluation of the Company and its affiliates prior to becoming a party to this Agreement.

          (h) If, pursuant to this subsection, any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Company or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Bank, and in the case of a Transferee that is a Bid Loan Assignee or a Purchasing Bank, furnish to the Agent and the Company either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or successor applicable form, as the case may be, certifying in each case that the Transferee is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, (iii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes, and (iv) to agree (for the benefit of the transferor Bank, the Agent and the Company) to provide the transferor Bank, the Agent and the Company a new Form 4224 or Form 1001 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company, certifying in the case of a Form 1001 or 4224 that such Transferee is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent the Transferee from duly completing and delivering any such letter or form with respect to it and such Transferee advises the transferor Bank, the Agent and the Company that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

          (i) Nothing herein shall prohibit any Bank from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

          9.7  Adjustments; Set-off.  (a) If any Bank or Transferee
               --------------------
(a "benefitted Bank") shall at any time receive any payment of all
    ---------------
or part of its Loans, or interest thereon, or receive any
collateral in respect thereof (whether voluntarily or
involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (f) of Section 7, or otherwise) in a greater proportion than any such payment to and collateral received by any other Bank, if any, in respect of such other Bank's Loans, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loan, or shall provide such other Banks with the
benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess
       --------  -------
payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Bank so purchasing a portion of another Bank's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon the occurrence and continuance of an Event of Default to set-off and apply against any indebtedness, whether matured or unmatured, of the Company to such Bank, any amount owing from such Bank to the Company, at or at any time after the happening of any of the above mentioned events, and the aforesaid right of set-off may be exercised by such Bank against the Company or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Company, or against anyone else claiming through or against the Company or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Bank prior to the making, filing or issuance, or service upon such Bank of, or of notice of, any such petition; assignment for the benefit of creditors; appointment or application for the appointment of a receiver; or issuance of execution, subpoena, order or warrant. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank, provided that
                                                    --------
the failure to give such notice shall not affect the validity of such set-off and application.

          9.8  Counterparts.  This Agreement may be executed by one
               ------------
or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

          9.9  Governing Law.  This Agreement and the Notes and the
               -------------
rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          9.10  Submission To Jurisdiction; Waivers.  (A)  The
                -----------------------------------
Company hereby irrevocably and unconditionally:

          (i) submits for itself and its property in any lega
     (i) submits for itself and its property in any legalaction or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in subsection 9.2 or at such other address of which the Agent shall have been notified pursuant thereto; and

          (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          (B) The Company and the Agent and each Bank hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Agreement and for any counterclaim therein.

          9.11  Existing Credit Agreement.  The Company and the
                -------------------------
Banks hereby agree that on the date upon which this Agreement shall have been executed by all parties hereto, the Existing Credit Agreement shall terminate and be of no further force or effect.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                  DOW JONES & COMPANY, INC.

                                  By:  /s/ Leonard E. Doherty
                                      -------------------------
                                  Title: Treasurer


                                  CHEMICAL BANK, as Agent and as
                                  a Bank

                                  By:  /s/ John J. Huber
                                      ------------------------
                                  Title:  Managing Director

                                  BANK OF HAWAII

                                  By:  /s/ J. Bryan Scearce
                                      ------------------------
                                  Title: Asst. Vice President

                                  BAYERISCHE LANDESBANK
                                  GIROZENTRALE CAYMAN ISLANDS
                                  BRANCH

                                  By:  /s/ W. Freudenberger
                                      ------------------------
                                  Title:  Executive Vice President
                                           and General Manager

                                  By:  /s/ P. Obermann
                                      ------------------------
                                  Title:  First Vice President
                                           Manager Lending Division


                                  THE DAI-ICHI KANGYO BANK, LTD.
                                  (NEW YORK BRANCH)

                                  By:  /s/ Seiji Imai
                                      ------------------------
                                  Title:  A.V.P.

                                  DEUTSCHE BANK AG, New York
                                  Branch and/or Cayman Islands
                                  Branch

                                  By:  /s/ Saeed Ahmad
                                      ------------------------
                                  Title:  A.V.P.

                                  By:  /s/ Alain M. Bolea
                                      ------------------------
                                  Title:  Director

                                  FIRST FIDELITY BANK, N.A.

                                  By:  /s/ Robert K. Strunk
                                      ------------------------
                                  Title:  Vice President


                                  FIRST INTERSTATE BANK OF
                                  CALIFORNIA

                                  By:  /s/ Wiliam Baird
                                      ------------------------
                                  Title:  V.P.

                                  By:  /s/ Wendy Purcell
                                      ------------------------
                                  Title:  A.V.P.

                                  THE FUJI BANK LIMITED, NEW
                                  YORK BRANCH

                                  By:  /s/ Gina Kearns
                                      ------------------------
                                  Title:  Vice President & Manager


                                  LLOYDS BANK PLC

                                  By:  /s/ T. R. Walser
                                      ------------------------
                                  Title:  S.V.P.

                                  By:  /s/ Paul Briamonte
                                      ------------------------
                                  Title:  Vice President

                                  THE LONG TERM CREDIT BANK OF
                                  JAPAN

                                  By:  /s/ Hiroshi Sasaki
                                      ------------------------
                                  Title:  General Manager


                                  THE NORTHERN TRUST COMPANY

                                  By:  /s/ Michael Bryan
                                      ------------------------
                                  Title:  Vice President


                                  PNC BANK, NATIONAL ASSOCIATION

                                  By:  /s/ Patrick H. Kinszler
                                      ------------------------
                                  Title:   Vice President


                                  THE SAKURA BANK, LIMITED

                                  By:  /s/ H. Shimazaki
                                      ------------------------
                                  Title:  Senior Vice President and
                                           Manager

                                  THE SANWA BANK LIMITED NEW
                                    YORK BRANCH

                                  By:  /s/ Joseph E. Leo
                                      ------------------------
                                  Title:  Vice President and Area
                                           Manager


                                  SHAWMUT BANK CONNECTICUT, N.A.

                                  By:  /s/ Jane C. Lee
                                      ------------------------
                                  Title:  Vice President


                                  SOCIETE GENERALE

                                  By:  /s/ Pascale Hainline
                                      ------------------------
                                  Title:  Vice President


                                  THE SUMITOMO BANK LIMITED NEW
                                  YORK BRANCH

                                  By:  /s/ Y. Kawamura
                                      ------------------------
                                  Title:  Joint General Manager


                                  TORONTO-DOMINION (NEW
                                  YORK), INCORPORATED

                                  By:  /s/ Warren Finlay
                                      ------------------------
                                  Title:  Vice President


                                  WACHOVIA BANK OF GEORGIA, N.A.

                                  By:  /s/ Forrest Childers
                                      ------------------------
                                  Title:   S.V.P.


                                  WESTDEUTSCHE LANDESBANK
                                  GIROZENTRALE, New York Branch
                                  and/or Cayman Islands Branch


                                  By:  /s/ Lucie Guernsey
                                      ------------------------
                                  Title:  Vice President

                                  By:  /s/ Khiel McIntyre
                                      ------------------------
                                  Title:  Vice President

                                        SCHEDULE I to
                                        Revolving Credit Agreement
                                        --------------------------

Bank                                    Loan Commitment

Chemical Bank                           $29,000,000
Bank of Hawaii                          $22,000,000
Bayerische Landesbank
Girozentrale Cayman Islands
Branch                                  $20,000,000
The Dai-Ichi Kangyo Bank,
Ltd. (New York Branch)                  $22,000,000
Deutsche Bank AG, New York
Branch and/or Cayman
Islands Branch                          $15,000,000
First Fidelity Bank, N.A.               $15,000,000
First Interstate Bank of California     $25,000,000
The Fuji Bank Limited, New
York Branch                             $22,000,000
Lloyds Bank Plc.                        $22,000,000
The Long Term Credit Bank
of Japan                                $10,000,000
The Northern Trust Company              $15,000,000
PNC Bank, National Association          $22,000,000
The Sakura Bank, Limited                $22,000,000
The Sanwa Bank Limited New
York Branch                             $25,000,000
Shawmut Connecticut Bank,
N.A.                                    $22,000,000
Societe Generale                        $15,000,000
The Sumitomo Bank Limited
New York Branch                         $25,000,000
Toronto-Dominion (New
York), Incorporated                     $22,000,000
Wachovia Bank of Georgia,
N.A.                                    $15,000,000
Westdeutsche Landesbank
Girozentrale New York
Branch and/or Cayman
Islands Branch                          $15,000,000

Total                                  $400,000,000

                                                    SCHEDULE II to
                                        Revolving Credit Agreement
                                        --------------------------

                    Names and Addresses of Banks

Bank of Hawaii
130 Merchant Street, 20th Fl.
Honolulu, Hawaii  96813
Attention:  J. Bryan Scearce
Telecopy:  808-537-8301


Bayerische Landesbank Girozentrale
  Cayman Islands Branch
560 Lexington Avenue
New York, New York  10022
Attention:  Joanne Cicino
Telecopy:  212-310-9868


The Dai-Ichi Kangyo Bank Limited
1 World Trade Center
48th Floor
New York, New York  10048
Attention:  Seiji Imai
Telecopy:  212-524-0579


Deutsche Bank AG
31 West 52nd Street
New York, New York  10019
Attention:  Saeed Ahmad
Telecopy:  212-474-8212


First Fidelity Bank, N.A.
550 Broad Street-5th Floor
Newark, New Jersey  07102
Attention:  Sue Scott
Telecopy:  201-565-6681


First Interstate Bank of California
885 Third Avenue, 5th Floor
New York, New York  10022
Attention:  Roy Roberts
Telecopy:  212-593-5238


The Fuji Bank Limited, New York Branch
Two World Trade Center
New York, New York  10048
Attention:  Chigusa Tada
Telecopy:  212-912-0516

Lloyds Bank Plc
One Seaport Plaza
199 Water Street
New York, New York  10038
Attention:  Ted Walser
Telecopy:  212-607-4999


The Long Term Credit Bank of Japan
165 Broadway
New York, New York  10006
Attention:  Tetsuya Sukunaga
Telecopy:  212-608-2371


The Northern Trust Company
50 South LaSalle Street
Chicago, Illinois  60675
Attention:  Mike Bryan
Telecopy:  312-444-3508


PNC Bank, National Association
One PNC Plaza, 4th Floor
Pittsburgh, Pennsylvania  15222
Attention:  Dana Sallone
Telecopy:  412-762-6484


The Sakura Bank, Limited
277 Park Avenue, 45th Floor
New York, New York  10172
Attention:  John Phelan
Telecopy:  212-888-7651


Sanwa Bank Ltd.
55 East 52nd Street
New York, New York  10055
Attention:  Joseph Leo
Telecopy:  212-754-1304


Shawmut Bank
One Landmark Square
Stamford, Connecticut  06904
Attention:  Jane Lee
Telecopy:  203-358-2076

                                                                     SCHEDULE IV
                                                                     -----------

                          SUBSIDIARIES OF THE COMPANY

Name of Subsidiary
- ------------------

American Demographics, Inc.
Courrier Export (U.K.), Limited
Dow Jones Canada, Inc.
Dow Jones Courrier, N.V.
Dow Jones Courrier, GmbH
Dow Jones Courrier, GmbH
Dow Jones Courrier, bv
Dow Jones Courrier, sarl
Dow Jones International Marketing Services (U.K.), Ltd.
Dow Jones International Marketing Services GmbH
Dow Jones Newsprint Company, Inc.
Dow Jones Printing Company (Asia), Inc.
Dow Jones Publishing Company (Asia), Inc. (90% owned)
Dow Jones Publishing Company (Europe), Inc.
Dow Jones Real Estate Development Corporation
Dow Jones Southern Holding Company, Inc.
Dow Jones Virginia Company, Inc.
Federal Filings, Incorporated
Nanbei Ltd (61% owned)
National Delivery Service, Inc.
Ottaway Newspapers, Inc.
  Chapel Hill Publishing Company, Inc.
  News-Sun, Inc.
  ONI of North Carolina
    Sample Publishing Company, Inc.
  The Inquirer & Mirror, Inc.
Review Publishing Company Limited
  The China Phone Book Co. Ltd.
  National Fair Ltd.
Societe Civile D.J.
Telerate, Inc.
  Telerate Canada, Inc.
  FXD/Telerate Incorporated
  Telerate Research & Development Pte Ltd.
  Telerate Systems Incorporated
    Compu Trac, Inc.
    Compu Trac Software, Inc.
Telerate Puerto Rico, Inc.
Telerate Financial Services Co.
Telerate International Inc.
Telerate International Limited

Name of Subsidiary
- ------------------

Telerate International Company (100% owned Partnership)
  Interfinet (Panama) Inc.
  Servicios Informativos Telerate Limitada
  Telerate (Asia Pacific) Singapore Pte Ltd
  Telerate (Australia) Pty Limited
  Telerate (Bahamas) Limited
  Telerate (Belgium) SA
  Telerate (Denmark) ApS
  Telerate (Europe/Gulf) Limited
  Telerate (Finland) OY
  Telerate (France) SA
  Telerate (Ireland) Limited
  Telerate (Netherlands) BV
  Telerate (Spain) SA
  Telerate (Sweden) AB
  Telerate (Thailand) Limited
  Telerate (Technical Services) Limited
  Telefin SA
  Telerate AG
  Telerate Argentina Limitada S.A.
  Telerate Financial Information Services Pte Ltd
  Telerate de Venezuela, C.A.
  Telerate Financial Information Network (Hong Kong) Limited
  Telerate Financial Information Network (Asia-Pacific) Limited
  Telerate Financial Information Services, Inc.
  Telerate Finansal Sistemler A.S.
  Telerate - Instalcao e Manutencao de Equipamentos, Lda.
  Telerate Internationale Finanzinformationsdienst GmbH
  Telerate Luxembourg SARL
  Telerate New Zealand Limited
  Telerate Pacific Limited
  Telerate Uruguay S.A.
  Telerate Deutschland GmbH (90% owned)
  Telerate Norway A/S

All of the above subsidiaries are included in the consolidated financial statements.

                                                                       EXHIBIT A
                                                                       ---------

                         FORM OF REVOLVING CREDIT NOTE

                                PROMISSORY NOTE

$_________________                                            New York, New York
                                                                      , 1994

  FOR VALUE RECEIVED, the undersigned, DOW JONES & COMPANY, INC., hereby
unconditionally promises to pay to the order of            (the "Bank")
at the office of Chemical Bank located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of (a) or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the undersigned pursuant to subsection 2.1 of the Credit Agreement hereinafter referred to (as the same may be amended, supplemented or otherwise modified, the "Credit Agreement") in the amounts and on the maturity dates referred to in the Credit Agreement. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon at the rates and on the basis and on the dates referred to in the Credit Agreement.

  The holder of this Note is authorized to endorse the date and amount and maturity date of each loan pursuant to subsection 2.1 of the Credit Agreement and each payment of principal with respect thereto and its character as a C/D Rate Loan, a Eurodollar Loan or an Alternate Base Rate Loan on the schedule annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement shall not affect the obligations of the Company in respect of such Loan or under this Note.

  This Note is one of the Revolving Credit Notes referred to in the Revolving Credit Agreement, dated as of November ____, 1994, among the undersigned, the Bank, the other banks parties thereto and Chemical Bank, as Agent, and is entitled to the benefits thereof and is subject to prepayment in whole or in part as provided therein.

  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

  Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                                      DOW JONES & COMPANY, INC.

                                      By:____________________________
                                         Title:

                                                                     SCHEDULE TO
                                                                       REVOLVING
                                                                     CREDIT NOTE

                      LOANS AND PAYMENTS OF PRINCIPAL

                 Type of Loan
       Amount ------------------             Amount of   Unpaid
         of          Euro-         Maturity  Principal  Principal  Notation
Date    Loan  C/D   Dollar   ABR     Date      Paid      Balance    Made By
- ----   ------ ---   ------   ---   --------  ---------  ---------  --------

                                                                       EXHIBIT B
                                                                       ---------

                          FORM OF GRID BID LOAN NOTE
                          --------------------------

                                PROMISSORY NOTE
                                ---------------

$400,000,000                                                  New York, New York
                                                               __________, 1994

  FOR VALUE RECEIVED, the undersigned, DOW JONES & COMPANY, INC., a Delaware corporation (the "Company"), hereby unconditionally promises to pay to the order
                  -------
of __________________________________________________ (the "Bank") at the
                                                            ----
office of Chemical Bank located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of (a) FOUR HUNDRED MILLION DOLLARS ($400,000,000), or, if less, (b) the aggregate unpaid principal amount of each Bid Loan which is (i) made by the Bank to the Company pursuant to subsection 2.2 of the Credit Agreement hereinafter referred to (as the same may be amended, supplemented or otherwise modified, the "Credit Agreement") and (ii) not evidenced by an
                         ----------------
Individual Bid Loan Note executed and delivered by the Company pursuant to subsection 2.2(g) of the Credit Agreement. The principal amount of each Bid Loan evidenced hereby shall be payable on the maturity date therefor set forth on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof (the "Grid"). The Company
                                                            ----
further agrees to pay interest in like money at such office on the unpaid principal amount of each Bid Loan evidenced hereby, at the rate per annum set forth in respect of such Bid Loan on the Grid, calculated on the basis of a year of 360 days and actual days elapsed from the date of such Bid Loan until the due date thereof (whether at the stated maturity, by acceleration or otherwise) and thereafter at the rates determined in accordance with subsection 2.2(e) of the Credit Agreement. Interest on each Bid Loan evidenced hereby shall be payable on the date or dates set forth in respect of such Bid Loan on the Grid. Bid Loans evidenced by this Note may not be prepaid.

  The holder of this Note is authorized to endorse on the Grid the date, amount, interest rate, interest payment dates and maturity date in respect of each Bid Loan made pursuant to subsection 2.2 of the Credit Agreement, each payment of principal with respect thereto and any transfer of such Bid Loan from this Note to an Individual Bid Loan Note delivered to the Bank pursuant to subsection 2.2(g) of the Credit Agreement, which endorsement shall constitute prima facie
                                                                   -----------
evidence of the accuracy of the information endorsed; provided, however, that
                                                      --------  -------
the failure to make any such endorsement shall not affect the obligations of the Company in respect of such Bid Loan or under this Note.

  This Note is one of the Grid Bid Loan Notes referred to in, is subject to and entitled to the benefits of, the Revolving Credit Agreement, dated as of November __, 1994, among the Company, the Bank, the other banks parties thereto and Chemical Bank, as Agent.

  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

  Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                              DOW JONES & COMPANY, INC.

                              By __________________________
                                 Title:

                                                           SCHEDULE OF BID LOANS
                                                           ---------------------

                                                           Date of
                                                           Transfer
Date     Amount              Interest                      to Indi-
of       of       Interest   Payment   Maturity  Payment   vidual    Author-
Loan     Loan     Rate       Dates     Date      Date      Note      ization
- -------- -------- ---------- --------- --------- --------- --------- ---------

________ ________ __________ _________ _________ _________ _________ _________

________ ________ __________ _________ _________ _________ _________ _________

________ ________ __________ _________ _________ _________ _________ _________

________ ________ __________ _________ _________ _________ _________ _________

________ ________ __________ _________ _________ _________ _________ _________

________ ________ __________ _________ _________ _________ _________ _________

________ ________ __________ _________ _________ _________ _________ _________

________ ________ __________ _________ _________ _________ _________ _________

________ ________ __________ _________ _________ _________ _________ _________

________ ________ __________ _________ _________ _________ _________ _________

________ ________ __________ _________ _________ _________ _________ _________

________ ________ __________ _________ _________ _________ _________ _________

________ ________ __________ _________ _________ _________ _________ _________

________ ________ __________ _________ _________ _________ _________ _________

________ ________ __________ _________ _________ _________ _________ _________

________ ________ __________ _________ _________ _________ _________ _________

________ ________ __________ _________ _________ _________ _________ _________

________ ________ __________ _________ _________ _________ _________ _________

________ ________ __________ _________ _________ _________ _________ _________

________ ________ __________ _________ _________ _________ _________ _________

________ ________ __________ _________ _________ _________ _________ _________

________ ________ __________ _________ _________ _________ _________ _________

                                                                       EXHIBIT C
                                                                       ---------

                      [FORM OF INDIVIDUAL BID LOAN NOTE]
                            NON-NEGOTIABLE BID NOTE

$_______________                                              New York, New York
                                                              ____________, 19__

  FOR VALUE RECEIVED, the undersigned, DOW JONES & COMPANY, INC., a Delaware corporation (the "Company"), hereby promises to pay on ___________, 19__ to
                  -------
the order of ____________ (the "Bank") at the office of Chemical Bank located
                                ----
at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal sum of __________________ Dollars ($_______________). The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rate of ____% per annum (calculated on the basis of a year of 360 days and actual days elapsed) until the due date hereof (whether at the stated maturity, by acceleration, or otherwise) and thereafter at the rates determined in accordance with subsection 2.2(e) of the Revolving Credit Agreement, dated as of November __, l994, among the Company, the Bank, the other banks parties thereto and Chemical Bank, as Agent (as the same may be amended, supplemented or otherwise modified, the "Credit Agreement"). Interest shall be payable on _________________. This Note
 ----------------
may not be prepaid.

  This Note is one of the Individual Bid Loan Notes referred to in, is subject to and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

  Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                                 DOW JONES & COMPANY, INC.

                                 By: __________________________
                                     Title:

                                                                       EXHIBIT D
                                                                       ---------

              FORM OF BORROWING NOTICE FOR REVOLVING CREDIT LOANS

                                                        Date

Chemical Bank, as Agent under the
  Credit Agreement referred
  to below

Gentlemen:

  Pursuant to subsection 2.1 of the Revolving Credit Agreement, dated as of November __, 1994, among Dow Jones & Company, Inc. (the "Company"), the Banks parties thereto and Chemical Bank, as Agent (as the same may be amended, supplemented or otherwise modified, the "Credit Agreement"), the Company hereby
                                         ----------------
requests that the following Revolving Credit Loans be made on [date] as follows:

    (1).  Total Amount of Revolving Credit
          Loans...................................  $

    (2).  Amount of (1) to be allocated to
          Eurodollar Loans........................  $

    (3).  Amount of (1) to be allocated to
          C/D Rate Loans..........................  $

    (4).  Amount of (1) to be allocated to
          Alternate Base Rate Loans...............  $

    (5A). Interest Periods and amounts
          to be allocated thereto in
          respect of Eurodollar Notes
          (amounts must total (2)):

               (i) one month......................  $
              (ii) two months.....................  $
             (iii) three months...................  $
              (iv) six months.....................  $
                   Total Eurodollar Loans.........  $

    (5B). Interest Periods and
          amounts to be allocated
          thereto in respect of C/D
          Rate Loans (amounts must
          total (3)):

               (i) 30 days........................  $

              (ii) 60 days........................  $

             (iii) 90 days........................  $

              (iv) 180 days.......................  $

                   Total C/D Rate Loans...........  $

  NOTE: EACH AMOUNT APPEARING IN EACH LINE ABOVE MUST BE AT LEAST EQUAL TO $10,000,000 AND IN A WHOLE MULTIPLE OF $1,000,000

  The Company hereby certifies that the conditions set forth in Section 4.2 of the Credit Agreement have been satisfied.

 Terms defined in the Credit Agreement shall have the same meanings when used herein.

                                           Very truly yours,

                                           DOW JONES & COMPANY. INC.

                                           By: __________________________
                                               Title:

                                                                       EXHIBIT E
                                                                       ---------

                           FORM OF BID LOAN REQUEST

                                                  , 19__

Chemical Bank, as Agent
270 Park Avenue
New York, New York 10017

Dear Sirs:

  Reference is made to the Revolving Credit Agreement, dated as of November __, 1994, among Dow Jones & Company, Inc. (the "Company"), the Banks parties thereto and Chemical Bank, as Agent (as the same may be amended, supplemented or otherwise modified, the "Credit Agreement"). Terms defined in the Credit
                         ----------------
Agreement are used herein as therein defined.

  This is an [Index Rate] [Absolute Rate] Bid Loan Request pursuant to subsection 2.2 of the Credit Agreement requesting quotes for the following Bid
Loans:

Aggregate Principal Amount   $__________ $__________ $__________

Bid Loan Date                 __________  __________  __________



- ----------
Note: Pursuant to the Credit Agreement, a Bid Loan Request may be transmitted in writing, by telex or by facsimile transmission, or by telephone, immediately confirmed by telex or facsimile transmission. In any case, a Bid Loan Request shall contain the information specified in the second paragraph of this form.

[Interest Period]*

Maturity Date**

Interest Payment Dates

                                        Very truly yours,

                                        DOW JONES & COMPANY, INC.

                                        By: __________________________
                                            Title:



- ----------
 * Insert only in an Index Rate Bid Request.

** In an Index Rate Bid Request, insert last day of Interest Period

                                                                       EXHIBIT F
                                                                       ---------

                           [FORM OF BID LOAN OFFER]

                                                            , 19__

Chemical Bank, as Agent
270 Park Avenue
New York, New York 10017

Dear Sirs:

  Reference is made to the Revolving Credit Agreement, dated as of November __, 1994, among Dow Jones & Company, Inc. (the "Company"), the Banks parties thereto and Chemical Bank, as Agent (as the same may be amended, supplemented or otherwise modified, the "Credit Agreement"). Terms defined in the Credit
                         ----------------
Agreement are used herein as therein defined.

  In accordance with subsection 2.2 of the Credit Agreement, the undersigned Bank offers to make Bid Loans thereunder in the following amounts with the following maturity dates:

Bid Loan Date:            , 19

Aggregate Maximum Amount: $

Maturity Date 1:       Maturity Date 2:       Maturity Date 3:

Maximum Amount $       Maximum Amount $       Maximum Amount $

Rate *  Amount $       Rate *  Amount $       Rate * Amount $

Rate *  Amount $       Rate *  Amount $       Rate * Amount $


                                   Very truly yours,


                                   [NAME OF BIDDING BANK]

                                   By: __________________________
                                       Name:
                                       Title:
                                       Telephone No.:
                                       Fax No.:

- ----------
* In the case of Index Rate Bid Loans, insert margin bid. In the case of Absolute Rate Bid Loans, insert fixed rate bid.

                                                                       EXHIBIT G
                                                                       ---------

                        [FORM OF BID LOAN CONFIRMATION]

                                                          , 19__

Chemical Bank, as Agent
270 Park Avenue
New York, New York 10017

Dear Sirs:

  Reference is made to the Revolving Credit Agreement, dated as of November __, 1994, among Dow Jones & Company, Inc. (the "Company"), the Banks parties thereto and Chemical Bank, as Agent (as the same may be amended, supplemented or otherwise modified, the "Credit Agreement"). Terms defined in the Credit
                         ----------------
Agreement are used herein as therein defined.

  In accordance with subsection 2.2 of the Credit Agreement, the undersigned accepts and confirms the offers by Bid Loan Bank(s) to make Bid Loans to the undersigned on 19__ [Bid Loan Date] under said subsection 2.2 in the (respective) amount(s) set forth on the attached list of Bid Loans offered.

                                           Very truly yours,

                                           DOW JONES & COMPANY, INC.

                                           By ________________________
                                              Title:

  [Company to attach Bid Loan offer list prepared by Agent with accepted amount entered by the Company to right of each Bid Loan offer].

                                                                       EXHIBIT H
                                                                       ---------
                        [FORM OF OFFICER'S CERTIFICATE]

                             OFFICER'S CERTIFICATE

  Pursuant to Section 4 of the Revolving Credit Agreement, dated as of November __, 1994, among Dow Jones & Company, Inc. (the "Company"), the Banks parties thereto and Chemical Bank, as Agent (as the same may be amended, supplemented or otherwise modified, the "Credit Agreement"), the undersigned ________________
                         ----------------
of the Company hereby certifies as follows:

  1. The representations and warranties of the Company set forth in the Credit Agreement or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with the Credit Agreement are true and correct on and as of the date hereof with the same effect as if made on the date hereof; and

  2. On the date hereof, no Default or Event of Default (both as defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement.

 IN WITNESS WHEREOF, the undersigned has hereunto set his name.


                                              Title: ____________________ of the
                                                     Company

                                              Date:               , 19

                                                                       EXHIBIT I
                                                                       ---------

                       [FORM OF CERTIFICATE OF ASSISTANT
                           SECRETARY OF THE COMPANY]

                            SECRETARY'S CERTIFICATE

  Pursuant to Section 4 of the Revolving Credit Agreement, dated as of November __, 1994, among Dow Jones & Company, Inc. (the "Company"), the Banks parties thereto and Chemical Bank, as Agent (as the same may be amended, supplemented or otherwise modified, the "Credit Agreement"), the undersigned Assistant Secretary
                         ----------------
of the Company hereby certifies as follows:

           1. Attached hereto as Annex I is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company on
                   19__, and such resolutions have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.

           2. Attached hereto as Annex II is a true and complete copy of the By-
     laws of the Company as in effect at all times since                  ,
     to and including the date hereof.

           3. Attached hereto as Annex III is a true and complete copy of the Certificate of Incorporation of the Company as in effect at all times since
                                , to and including the date hereof.

           4. The following persons are now duly elected and qualified officers of the Company, holding the offices indicated next to their respective names below, and such officers have held such offices with the Company at all times since the respective dates set forth opposite their names, to and including the date hereof, and the signature appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company the Credit Agreement and the Notes of the Company to be issued pursuant thereto and to act as Responsible Officers on behalf of the Company under the Credit Agreement:

                                                          Month & Year
     Name           Office           Signature             of Election



  IN WITNESS WHEREOF, the undersigned has hereunto set his name and affixed the corporate seal of the Company.

          Assistant Secretary of the Company

      (CORPORATE SEAL)

Date:             , 19__

  I,                      , Vice President of the Company, hereby certify that
                 , whose genuine signature appears above, is, and has been at all times since a duly elected, qualified and acting Assistant Secretary of the Company.

                                                Vice President

                                                ___________________, 19__

                                                                       EXHIBIT J
                                                                       ---------

                  [Form of Opinion of Peter G. Skinner, Esq.]

                                                ___________________, 19

Chemical Bank
270 Park Avenue
New York, New York 10017

Dear Sirs:

  In my capacity as General Counsel, I have acted as counsel for Dow Jones & Company, Inc., a Delaware corporation (the "Company"), in connection with the execution and delivery of the Revolving Credit Agreement, dated as of November __, 1994, among Dow Jones & Company, Inc. (the "Company"), the Banks parties thereto and Chemical Bank, as Agent (as the same may be amended, supplemented or otherwise modified, the "Agreement"), and the execution and delivery pursuant
                         ---------
thereto of Notes of the Company, dated the date hereof.

  This opinion is delivered to you pursuant to Section 4 of the Agreement. Terms used herein which are defined in the Agreement shall have the respective meanings set forth in the Agreement, unless otherwise defined herein.

  In connection with this opinion, I have examined executed copies of each of the Agreement, the Notes and such corporate documents and records of the Company and its Subsidiaries, certificates of public officials and officers of the Company and its Subsidiaries, and such other documents, as I have deemed necessary or appropriate for the purposes of this opinion. In stating my opinion, I have assumed the genuineness of all signatures of, and the authority of, persons signing the Agreement on behalf of parties thereto other than the Company, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies.

          Based upon the foregoing, I am of the opinion that:

          1. Each of the Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates under lease and to conduct the business in which it is currently engaged and (c) to the best of my knowledge, is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and where the failure to be so qualified would have a material adverse effect on the Company and its Subsidiaries taken as a whole.

           2. The Company has the corporate power and authority to make, deliver and perform the Agreement and the Notes and to borrow thereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of the Agreement and the Notes and to authorize the execution, delivery and performance of the Agreement and the Notes. No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required to be obtained by the Company in connection with the borrowings thereunder or with the execution, delivery, performance, validity or enforceability of the Agreement or the Notes.

           3. The Agreement, the Revolving Credit Note and the Grid Bid Note have been duly executed and delivered on behalf of the Company, and the Agreement, the Revolving Credit Note and the Grid Bid Note each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). No opinion is expressed as to the availability of the remedy of specific performance.

          4. The execution, delivery and performance of the Agreement and the Notes by the Company and the use of the proceeds of the borrowings thereunder as provided therein, will not violate any provision of any existing law or regulation applicable to the Company, or, to the best of my knowledge, of any order, judgment, award or decree of any court, arbitrator or governmental authority binding upon or applicable to the Company, or of the Certificate of Incorporation or By-Laws of the Company, or, to the best of my knowledge, of any securities issued by the Company, or, to the best of my knowledge, of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking by which the Company or any of its Subsidiaries or any of their respective assets may be bound, and, to the best of my knowledge, will not result in or require the creation or imposition of any Lien on any of its or their respective properties, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

          5. To the best of my knowledge, no litigation, investigation or proceeding of or before any court, arbitrator or governmental authority is pending or threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Agreement or the Notes or any of the transactions contemplated thereby, or (b) which, if adversely determined, would have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole.

           6. The Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                                           Very truly yours,

                                                                      EXHIBIT K
                                                                      ---------

                   [FORM OF COMMITMENT TRANSFER SUPPLEMENT]
                        COMMITMENT TRANSFER SUPPLEMENT

  COMMITMENT TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of
Schedule I hereto, among the Transferor Bank set forth in Item 2 of Schedule I hereto (the "Transferor Bank"), each Purchasing Bank set forth in Item 3 of
Schedule I hereto (each, a "Purchasing Bank"), and CHEMICAL BANK, as agent for the Banks under the Credit Agreement described below (in such capacity, the "Agent").

                             W I T N E S S E T H :

  WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with subsection 9.6(d) of the Revolving Credit Agreement, dated as of November __, 1994, among Dow Jones & Company, Inc. (the "Company"), the Banks parties thereto and the Agent (as the same may be amended, supplemented or otherwise modified, the "Credit Agreement"; terms defined therein being used
                         ----------------
herein as therein defined);

  WHEREAS, each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) wishes to become a Bank party to the Credit Agreement; and

  WHEREAS, the Transferor Bank is selling and assigning to each Purchasing Bank, rights, obligations and commitments under the Credit Agreement;

 NOW, THEREFORE, the parties hereto hereby agree as follows:

  1. Upon receipt by the Agent of five counterparts of this Commitment Transfer Supplement, to each of which is attached a fully completed Schedule I and
Schedule II, and each of which has been executed by the Transferor Bank, each Purchasing Bank (and any other person required by the Credit Agreement to execute this Commitment Transfer Supplement), the Agent will transmit to the Company, the Transferor Bank and each Purchasing Bank a Transfer Effective Notice, substantially in the form of Schedule III to this Commitment Transfer Supplement (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the "Transfer Effective Date, which date shall be the fifth Business Day following the date of such Transfer Effective Notice. From and after the Transfer Effective Date each Purchasing Bank shall be a Bank party to the Credit Agreement for all purposes thereof.

  2. At or before 12:00 Noon, local time of the Transferor Bank, on the Transfer Effective Date, each Purchasing

Bank shall pay to the Transferor Bank, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Bank and such Purchasing Bank (the "Purchase Price"), of the portion being purchased by such Purchasing Bank (such Purchasing Bank's "Purchased Percentage") of the outstanding Revolving Credit Loans and other amounts owing to the Transferor Bank under the Credit Agreement and the Revolving Credit Notes (other than any Bid Loans and Bid Notes owing to the Transferor Bank). Effective upon receipt by the Transferor Bank of the Purchase Price from a Purchasing Bank, the Transferor Bank hereby irrevocably sells, assigns and transfers to such Purchasing Bank, without recourse, representation or warranty, and each Purchasing Bank hereby irrevocably purchases, takes and assumes from the Transferor Bank, such Purchasing Bank's Purchased Percentage of the Loan Commitments and the presently outstanding Revolving Credit Loans and other amounts owing to the Transferor Bank under the Credit Agreement and the Revolving Credit Notes (other than any Bid Loans and Bid Notes owing to the Transferor Bank) together with all instruments, documents and collateral security pertaining thereto.

  3. The Transferor Bank has made arrangements with each Purchasing Bank with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Bank to such Purchasing Bank of any fees heretofore received by the Transferor Bank pursuant to the Credit Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Bank to the Transferor Bank of fees or interest received by such Purchasing Bank pursuant to the Credit Agreement from and after the Transfer Effective Date.

  4. (a) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Bank pursuant to the Credit Agreement and the Notes (other than any payments in respect of any Bid Notes held by the Transferor Bank) shall, instead, be payable to or for the account of the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

  (b) All interest, fees and other amounts that would otherwise accrue for the account of the Transferor Bank from and after the Transfer Effective Date pursuant to the Credit Agreement and the Notes (other than any such amounts accruing in respect of any Bid Notes held by the Transferor Bank) shall, instead, accrue for the account of, and be payable to, the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Bank, the Transferor Bank and each Purchasing Bank will make appropriate arrangements for payment by the Transferor

Bank to such Purchasing Bank of such amount upon receipt thereof from the Company.

  5. On or prior to the Transfer Effective Date, the Transferor Bank will deliver to the Agent its Revolving Credit Notes. On or prior to the Transfer Effective Date, the Company will deliver to the Agent Revolving Credit Notes for each Purchasing Bank and the Transferor Bank, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their Commitments (as adjusted pursuant to this Commitment Transfer Supplement). AS provided in subsection 9.6(d) of the Credit Agreement, each such new Revolving Credit Note shall be dated the Closing Date. Promptly after the Transfer Effective Date, the Agent will send to each of the Transferor Bank and the Purchasing Banks its new Revolving Credit Notes and will send to the Company the superseded Revolving Credit Note of the Transferor Bank, marked "Cancelled."

  6. Concurrently with the execution and delivery hereof, the Transferor Bank will provide to each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) conformed copies of all documents delivered to such Transferor Bank on the Closing Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

  7. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

  8. By executing and delivering this Commitment Transfer Supplement, the Transferor Bank and each Purchasing Bank confirm to and agree with each other and the Agent and the Banks as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Notes or any other instrument or document furnished pursuant thereto; (ii) the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Agreement, the Notes or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Bank confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in subsection 3.1, the financial statements delivered pursuant to subsection 5.1, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (iv) each Purchasing Bank will, independently and without reliance upon the Agent, the Transferor Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) each Purchasing Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 8 of the Credit Agreement; and (vi) each Purchasing Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

  9. Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provision of subsection 9.6(h) of the Credit Agreement.

  10. Schedule II hereto sets forth the revised Commitments and Commitment Percentages of the Transferor Bank and each Purchasing Bank as well as administrative information with respect to each Purchasing Bank.

  11. This Commitment Transfer Supplement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

  IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on
Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

                                                     SCHEDULE I TO
                                                     COMMITMENT
                                                     TRANSFER
                                                     SUPPLEMENT

                         COMPLETION OF INFORMATION AND
                           SIGNATURES FOR COMMITMENT
                              TRANSFER SUPPLEMENT

    Re: Revolving Credit Agreement with Dow Jones & Company, Inc. or borrower.

Item 1  (Date of Commitment          [Insert date of Commitment
        Transfer Supplement):        Transfer Supplement]

Item 2  (Transferor Bank):           [Insert name of Transferor
                                     Bank]

Item 3  (Purchasing Bank[s]):        [Insert name[s] of
                                     Purchasing Bank[s]]

Item 4  (Signatures of Parties
        to Commitment Transfer
        Supplement):

                                     [NAME OF BANK], as
                                     Transferor Bank

                                     By ____________________________
                                        Title:

                                     [NAME OF BANK], as a
                                       Purchasing Bank

                                     By ____________________________
                                        Title:

                                    [NAME OF BANS], as a
                                      Purchasing Bank

                                     By ____________________________
                                        Title:

CONSENTED TO AND ACKNOWLEDGED:

DOW JONES & COMPANY, INC.

By ___________________________
   Title:

CHEMICAL BANK, as Agent

By ___________________________
   Title:

[Consents Required only when
Purchasing Bank is not already
a Bank or affiliate thereof]

ACCEPTED FOR RECORDATION
  IN REGISTER:

CHEMICAL BANK, as Agent

By ___________________________
   Title:

                                                          SCHEDULE II
                                                          TO COMMITMENT
                                                          TRANSFER
                                                          SUPPLEMENT

                      LIST OF LENDING OFFICES, ADDRESSES
                    FOR NOTICES AND LOAN COMMITMENT AMOUNTS

[Name of Transferor
  Bank]                      Revised Loan
                        Commitment Amounts:     $________

                             Revised Loan
                        Commitment Percentage:   ________

[Name of Purchasing
  Bank]                      New Loan
                        Commitment Amounts:     $________

Address for Notices:
                             New Loan
                        Commitment Percentage:   ________

[Address]
Attention:
Telex:
Answerback:
Telephone:
Telecopier:

Eurodollar Lending Office:

Domestic Lending Office:

                                                            SCHEDULE III
                                                            TO COMMITMENT
                                                            TRANSFER
                                                            SUPPLEMENT

                    [Form of Transfer Effective Notice]

To: Insert Name of Company, Transferor Bank and each Purchasing Bank]

  The undersigned, as Agent [delegate of the Agent performing administrative functions of the Agent] under the Revolving Credit Agreement, dated as of November __, 1994, among DOW JONES & COMPANY, INC. (the "Company"), the Banks parties thereto and CHEMICAL BANK, as Agent, acknowledges receipt of five executed counterparts of a completed Commitment Transfer Supplement, as described in Schedule I hereto. [Note: attach copy of Schedule I from Commitment Transfer Supplement.] Terms defined in such Commitment Transfer Supplement are used herein as therein defined.

  1. Pursuant to such Commitment Transfer Supplement, you are advised that the Transfer Effective Date will be _______________. [Insert fifth business day following date of Transfer Effective Notice]

  2. Pursuant to such Commitment Transfer Supplement, the Transferor Bank is required to deliver to the Agent on or before the Transfer Effective Date its Note[s].

  3. Pursuant to such Commitment Transfer Supplement, the Company is required to deliver to the Agent on or before the Transfer Effective Date the following * Notes, each dated ___________________________________. [Insert Closing Date]

- ----------
  * [Describe each new Note for Transferor Bank and Purchasing Bank as to principal amount, payee and type of Note (e.g. Revolving Credit Note, Grid Bid Loan Note, etc.]

  4. Pursuant to such Commitment Transfer Supplement each Purchasing Bank is required to pay its Purchase Price to the Transferor Bank at or before 12:00 Noon on the Transfer Effective Date in immediately available funds.

                                           Very truly yours.

                                           CHEMICAL BANK

                                           By ______________________________
                                              Title: